Exhibit 10.1 THIS RESTRUCTURING SUPPORT AGREEMENT IS NOT AN OFFER OR ACCEPTANCE WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN WITHIN THE MEANING OF SECTION 1125 OF THE BANKRUPTCY CODE. ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE. NOTHING CONTAINED IN THIS RESTRUCTURING SUPPORT AGREEMENT SHALL BE AN ADMISSION OF FACT OR LIABILITY OR, UNTIL THE OCCURRENCE OF THE AGREEMENT EFFECTIVE DATE ON THE TERMS DESCRIBED HEREIN, DEEMED BINDING ON ANY OF THE PARTIES HERETO. THIS RESTRUCTURING SUPPORT AGREEMENT DOES NOT PURPORT TO SUMMARIZE ALL OF THE TERMS, CONDITIONS, REPRESENTATIONS, WARRANTIES, AND OTHER PROVISIONS WITH RESPECT TO THE TRANSACTIONS DESCRIBED HEREIN, WHICH TRANSACTIONS WILL BE SUBJECT TO THE COMPLETION OF DEFINITIVE DOCUMENTS INCORPORATING THE TERMS SET FORTH HEREIN AND THE CLOSING OF ANY TRANSACTION SHALL BE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN SUCH DEFINITIVE DOCUMENTS AND THE APPROVAL RIGHTS OF THE PARTIES SET FORTH HEREIN AND IN SUCH DEFINITIVE DOCUMENTS, IN EACH CASE, SUBJECT TO THE TERMS HEREOF. RESTRUCTURING SUPPORT AGREEMENT This RESTRUCTURING SUPPORT AGREEMENT (including all exhibits, annexes, and schedules hereto in accordance with Section 16.02, this “Agreement”) is made and entered into as of May 4, 2023 (the “Execution Date”), by and among the following parties, each in the capacity set forth on its signature page to this Agreement (each of the following described in sub-clauses (i) through (iv) of this preamble, a “Party” and, collectively, the “Parties”):1 i. Cyxtera Technologies, Inc., a company incorporated under the Laws of Delaware (“Cyxtera”), and each of its Affiliates listed on Exhibit A to this Agreement that have executed and delivered, or, in the future, executes and delivers, counterpart signature pages to this Agreement to counsel to the Consenting Stakeholders (the Entities in this clause (i), collectively, the “Company Parties”); ii. As applicable, the undersigned holders of, or nominees, investment advisors, sub- advisors, or managers of discretionary accounts that hold, RCF Claims that have executed and delivered counterpart signature pages to this Agreement, a Joinder, or a Transfer Agreement to counsel to the Company Parties (the Entities in this clause (ii), collectively, the “Consenting RCF Lenders”); 1 Capitalized terms used but not defined in the preamble and recitals to this Agreement have the meanings ascribed to them in Section 1.

2 iii. the undersigned holders of, or nominees, investment advisors, sub-advisors, or managers of discretionary accounts that hold, Term Loan Claims that have executed and delivered counterpart signature pages to this Agreement, a Joinder, or a Transfer Agreement to counsel to the Company Parties (the Entities in this clause (iii), collectively, the “Consenting Term Lenders,” and along with the Consenting RCF Lenders, the “Consenting Lenders”); and iv. certain undersigned holders of outstanding Equity Interests (the “Consenting Sponsors,” and, together with the Consenting Lenders, the “Consenting Stakeholders”). RECITALS WHEREAS, the Company Parties and the Consenting Stakeholders, including those Consenting Term Lenders that are members of an ad hoc group represented by Gibson, Dunn & Crutcher LLP and Houlihan Lokey Capital, Inc. (the “AHG”), have in good faith and at arms’ length negotiated or been apprised of certain restructuring and recapitalization transactions with respect to the Company Parties’ capital structure on the terms set forth in this Agreement and as specified in the term sheet attached as Exhibit B hereto (the “Restructuring Term Sheet,” and such transactions as described in this Agreement and the Restructuring Term Sheet, the “Restructuring Transactions”); WHEREAS, the Restructuring Transactions set forth in the Restructuring Term Sheet contemplate a restructuring through either the sale of some or all of the Company Parties’ business enterprise (a “Sale Transaction”) and/or a recapitalization of the Company Parties’ balance sheet (a “Recapitalization Transaction”); WHEREAS, to the extent applicable, the Parties have agreed that to the extent a Sale Transaction is not consummated out of court prior to the Toggle Date, then the Company Parties shall commence voluntary, jointly administered cases (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (as amended, the “Bankruptcy Code”) and pursue either a Sale Transaction or Recapitalization Transaction in the Bankruptcy Court; and WHEREAS, the Parties have agreed to take certain actions in support of the Restructuring Transactions on the terms and conditions set forth in this Agreement and the Restructuring Term Sheet; NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Party, intending to be legally bound hereby, agrees as follows: AGREEMENT Section 1. Definitions and Interpretation. 1.01. Definitions. The following terms shall have the following definitions:

3 “Acceptable Transaction” has the meaning set forth in the Restructuring Term Sheet. “Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code as if such Entity was a debtor in a case under the Bankruptcy Code. “Agreement” has the meaning set forth in the preamble to this Agreement and, for the avoidance of doubt, includes all the exhibits, annexes, and schedules hereto in accordance with Section 16.02 (including the Restructuring Term Sheet). “Agreement Effective Date” means the date on which the conditions set forth in Section 2 have been satisfied or waived by the appropriate Party or Parties in accordance with this Agreement. “Agreement Effective Period” means, with respect to a Party, the period from the Agreement Effective Date to the Termination Date applicable to that Party. “AHG” has the meaning set forth in the recitals to this Agreement. “AHG Lease Restructuring Advisor” means an advisor to the AHG with respect to the analysis, negotiation, modification, assumption, and/or rejection of the Company Parties’ unexpired lease portfolio. “AHG Professionals” means (i) Gibson, Dunn & Crutcher LLP, as legal counsel to the AHG; (ii) Houlihan Lokey Capital, Inc., as financial advisor to the AHG; (iii) the AHG Lease Restructuring Advisor; (iv) one local legal counsel retained by the AHG in connection with the Restructuring Transactions; and (v) any other advisors retained by the AHG with the consent of the Company Parties (not to be unreasonably withheld, conditioned, or delayed). “Alternative Restructuring Proposal” means any written or oral plan, inquiry, proposal, offer, bid, term sheet, discussion, or agreement with respect to a sale, disposition, new- money investment, restructuring, reorganization, merger, amalgamation, acquisition, consolidation, dissolution, debt investment, equity investment, liquidation, asset sale, share issuance, tender offer, recapitalization, plan of reorganization, share exchange, business combination, joint venture, debt incurrence (including, without limitation, any debtor-in- possession financing or exit financing) or similar transaction involving any one or more Company Parties or the debt, equity, or other interests in any one or more Company Parties that is an alternative to one or more of the Restructuring Transactions. “Bankruptcy Code” has the meaning set forth in the recitals to this Agreement. “Bankruptcy Court” means the United States Bankruptcy Court in which the Chapter 11 Cases are commenced or another United States Bankruptcy Court with jurisdiction over the Chapter 11 Cases. “Bidding Procedures” means procedures governing the submission and evaluation of bids to purchase some or all of the Company’s assets or equity.

4 “Bidding Procedures Motion” means the motion to be filed by the Debtors in the Chapter 11 Cases seeking entry of the Bidding Procedures Order. “Bidding Procedures Order” means an order of the Bankruptcy Court approving the Bidding Procedures. “Bridge Facility” has the meaning set forth in the Restructuring Term Sheet. “Bridge Facility Documents” means the credit agreement governing the Bridge Facility (as defined in the Restructuring Term Sheet) and any other agreements, documents, and instruments delivered or entered into in connection therewith, including, without limitation, any guarantee agreements, pledge and collateral agreements, intercreditor agreements, and other security documents. “Business Day” means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state of New York. “Causes of Action” means any claims, interests, damages, remedies, causes of action, demands, rights, actions, controversies, proceedings, agreements, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, liens, indemnities, guaranties, and franchises of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, liquidated or unliquidated, secured or unsecured, assertable, directly or derivatively, matured or unmatured, suspected or unsuspected, whether arising before, on, or after the Petition Date, in contract, tort, law, equity, or otherwise. Causes of Action also include: (a) all rights of setoff, counterclaim, or recoupment and claims under contracts or for breaches of duties imposed by law or in equity; (b) the right to object to or otherwise contest Company Claims/Interests; (c) claims pursuant to section 362 or chapter 5 of the Bankruptcy Code; (d) such claims and defenses as fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of the Bankruptcy Code; and (e) any avoidance actions arising under chapter 5 of the Bankruptcy Code or under similar local, state, federal, or foreign statutes and common law, including fraudulent transfer laws. “Chapter 11 Cases” has the meaning set forth in the recitals to this Agreement. “Claim” has the meaning ascribed to it in section 101(5) of the Bankruptcy Code. “Company Claims/Interests” means any Claim against, or Equity Interest in, a Company Party, including the RCF Claims and the Term Loan Claims. “Company Parties” has the meaning set forth in the recitals to this Agreement. “Company Professionals” means (i) Kirkland & Ellis LLP; (ii) Guggenheim Securities, LLC; and (iii) Alix Partners, LLP, each in its capacity as advisor to the Company Parties. “Company Releasing Party” means each of the Company Parties, and, to the maximum extent permitted by law, each of the Company Parties, on behalf of their respective Affiliates and Related Parties.

5 “Confidentiality Agreement” means an executed confidentiality agreement, including with respect to the issuance of a “cleansing letter” or other public disclosure of material non- public information agreement, in connection with any proposed Restructuring Transactions. “Confirmation Order” means the confirmation order with respect to the Plan. “Consenting Lenders” has the meaning set forth in the preamble of this Agreement. “Consenting RCF Lenders” has the meaning set forth in the preamble of this Agreement. “Consenting Sponsors” has the meaning set forth in the preamble of this Agreement. “Consenting Sponsors’ Professionals” means Latham & Watkins, LLP in its capacity as advisor to the undersigned Consenting Sponsors. “Consenting Stakeholder Releasing Party” means, each of, and in each case in its capacity as such: (a) the Consenting Stakeholders; (b) the Prepetition Agent; (c) to the maximum extent permitted by Law, each current and former Affiliate of each Entity in clause (a) through the following clause (d); and (d) to the maximum extent permitted by Law, each Related Party of each Entity in clause (a) through this clause (d). “Consenting Stakeholders” has the meaning set forth in the preamble to this Agreement. “Consenting Term Lenders” has the meaning set forth in the preamble to this Agreement. “Debtors” means the Company Parties that commence Chapter 11 Cases. “Definitive Documents” means all documents, instruments, deeds, notifications, agreements, and filings related to documentation, implementation, and consummation of the Restructuring Transactions, including, without limitation: (A) the Plan; (B) the Confirmation Order; (C) the Disclosure Statement; (D) the Disclosure Statement Order; (E) the First Day Pleadings and all orders sought pursuant thereto; and (F) the Plan Supplement; (G) the DIP Order; (H) the DIP Documents; (I) the Exit Facility Documents; (J) the Solicitation Materials; (K) the First Lien Credit Agreement Amendment; (L) the Sale Documents; (M) the Bridge Facility Documents; and (N) the Scheduling Order, including any amendments, modifications, or supplements thereto. “Diligence Materials” means (i) a DIP Facility sizing analysis; (ii) an analysis of projected lease and executory contract rejections and renegotiations in the context of a Recapitalization Transaction, including damage calculations under section 502(b)(6) of the Bankruptcy Code; (iii) an analysis of potential cost savings associated with the renegotiation of existing leases and contracts in the context of a Sale Transaction; (iv) both (A) a preliminary 1Q2023 financial update, including reasonably detailed MD&A, key operational KPIs such as churn and occupancy, and an overview of 2QTD trends, and (B) a draft 10Q filing in respect of 1Q2023, (v) updated financial and operational guidance for FY2023; (vi) a reasonably detailed revenue build-up for FY2023; (vii) a reasonably detailed budget, including with respect to

6 projected capital expenditures for FY2023 and FY2024; (viii) an updated 13-week cash flow forecast; (ix) an updated business plan, which shall have a case accounting for a potential Recapitalization Transaction and a status quo case, (x) a detailed summary of all employee retention and incentive programs applicable to the Company Parties, including aggregate amounts implicated, duration, timing of payments, number of employees included, supporting detail prepared by the Company’s compensation consultant and, solely with respect to any insiders and key management-level employees, an employee-by-employee breakdown of the timing and amount of contemplated payments; and (xi) an update on the Marketing Process, including the identity of each potential bidder that has been contacted and the identity of each potential bidder that has signed a confidentiality agreement with the Company Parties. “DIP Agent” means the administrative agent under the DIP Credit Agreement, its successors, assigns, or any replacement agent appointed pursuant to the terms of the DIP Credit Agreement, each of which shall be acceptable to the Required Consenting Term Lenders and the Company Parties. “DIP Credit Agreement” means the debtor-in-possession financing credit agreement by and among certain Company Parties, the DIP Agent, and the lenders party thereto setting forth the terms and conditions of the DIP Facility. “DIP Documents” means, collectively, the DIP Credit Agreement and any other agreements, documents, and instruments delivered or entered into in connection therewith, including, without limitation, any guarantee agreements, pledge and collateral agreements, intercreditor agreements, and other security documents. “DIP Facility” means the new superpriority secured term loans to be made in accordance with the DIP Credit Agreement. “DIP Order” means, as applicable, the interim and final orders of the Bankruptcy Court setting forth the terms of the debtor-in-possession financing, which shall be consistent with the DIP Credit Agreement. “Disclosure Statement” means the related disclosure statement with respect to the Plan. “Disclosure Statement Order” means an order entered by the Bankruptcy Court approving the adequacy of the Disclosure Statement. “Entity” shall have the meaning set forth in section 101(15) of the Bankruptcy Code. “Equity Interests” means, collectively, the shares (or any class thereof), common stock, preferred stock, limited liability company interests, and any other equity, ownership, or profits interests of any Company Party, and options, warrants, rights, or other securities or agreements to acquire or subscribe for, or which are convertible into the shares (or any class thereof) of, common stock, preferred stock, limited liability company interests, or other equity, ownership, or profits interests of any Company Party (in each case whether or not arising under or in connection with any employment agreement). “Execution Date” has the meaning set forth in the preamble to this Agreement.

7 “Exit Facilities” means the First-Out Take-Back Debt Facility and the Second-Out Take-Back Debt Facility. “Exit Facility Documents” means the credit agreements governing the Exit Facilities and any other agreements, documents, and instruments delivered or entered into in connection therewith, including, without limitation, any guarantee agreements, pledge and collateral agreements, intercreditor agreements, and other security documents. “Final Bids” means final bids submitted by the Potential Purchasers in the Marketing Process. “First Day Pleadings” means the first-day pleadings that the Company Parties, in consultation with the Consenting Term Lenders, determine are necessary or desirable to file. “First Lien Claims” means, collectively, the RCF Claims and the Term Loan Claims. “First Lien Credit Agreement” means that certain First Lien Credit Agreement, dated as of May 17, 2017, among Cyxtera DC Holdings, as the borrower, the lenders from time to time party thereto, and Citibank, N.A., as administrative agent for such lenders (as amended, supplemented or otherwise modified from time to time). “First Lien Credit Agreement Amendment” means that certain amendment to the First Lien Credit Agreement as described in the Restructuring Term Sheet. “First Lien Credit Documents” means the First Lien Credit Agreement, the First Lien Credit Agreement Amendment, and any other agreements, documents, and instruments delivered or entered into in connection therewith, including, without limitation, any guarantee agreements, pledge and collateral agreements, intercreditor agreements, and other security documents. “First-Out Take-Back Debt Facility” means a senior secured, first lien “first-out” term loan facility, in form and substance acceptable to the Required Consenting Term Lenders, to be issued on the Plan Effective Date in accordance with the Restructuring Term Sheet. “General Milestones” means the milestones set forth in Section 4.01(a) of this Agreement. “In-Court Dual Track Milestones” means the milestones set forth in Section 4.01(c) of this Agreement. “In-Court Recap Milestones” means the milestones set forth in Section 4.01(d) of this Agreement. “Independent Directors” means Roger Meltzer and Fred Arnold, in their capacity as independent directors of the board of Cyxtera, and one additional director of the board of Cyxtera reasonably acceptable to the Company Parties and the Required Consenting Term Lenders whom the Company Parties shall use commercially reasonable efforts to obtain the necessary consents for and appoint prior to May 12, 2023.

8 “IOIs” means indications of interest submitted by the Potential Purchasers in the Marketing Process. “Joinder” means a joinder to this Agreement substantially in the form attached to this Agreement as Exhibit D. “Launch Date” means April 14, 2023. “Law” means any federal, state, local, or foreign law (including common law), statute, code, ordinance, rule, regulation, order, ruling, or judgment, in each case, that is validly adopted, promulgated, issued, or entered by a governmental authority of competent jurisdiction (including the Bankruptcy Court). “Marketing Process” has the meaning set forth in the Restructuring Term Sheet. “Milestones” means the General Milestones, the In-Court Dual Track Milestones, the In-Court Recap Track Milestones, and the Out-of-Court Milestones set forth in Section 4 of this Agreement. “Out-of-Court Milestones” means the milestones set forth in Section 4.01(b) of this Agreement. “Parties” has the meaning set forth in the preamble to this Agreement. “Permitted Transferee” means each transferee of any Company Claims/Interests who meets the requirements of Section 9.01. “Petition Date” means the first date any of the Company Parties commences a Chapter 11 Case. “Plan” means the joint plan of reorganization filed by the Debtors under chapter 11 of the Bankruptcy Code that embodies the Restructuring Transactions. “Plan Effective Date” means the occurrence of the effective date of the Plan according to its terms. “Plan Supplement” means the compilation of documents and forms of documents, schedules, and exhibits to the Plan that will be filed by the Debtors with the Bankruptcy Court. “Potential Purchasers” means a group of potential transaction counterparties participating in the Marketing Process to be determined by the Company Parties in consultation with the AHG Professionals. “Prepetition Agent” means Citibank, N.A., in its capacity as administrative and collateral agent under the First Lien Credit Agreement.

9 “Purchase Agreement” means the asset or stock purchase agreement to be entered into as part of the Sale Transaction by and among the Company Parties, as sellers, and the Winning Bidder (if any). “Qualified Marketmaker” means an Entity that (a) holds itself out to the public or the applicable private markets as standing ready in the ordinary course of business to purchase from customers and sell to customers Company Claims/Interests (or enter with customers into long and short positions in Company Claims/Interests), in its capacity as a dealer or market maker in Company Claims/Interests and (b) is, in fact, regularly in the business of making a market in claims against issuers or borrowers (including debt securities or other debt). “RCF Claims” means any Claim on account of the Revolving Credit Facility. “Recapitalization Transaction” has the meaning set forth in the recitals to this Agreement. “Related Party” means, with respect to any person or Entity, each of, and in each case in its capacity as such, current and former directors, managers, officers, committee members, members of any governing body, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, managed accounts or funds, predecessors, participants, successors, assigns, subsidiaries, Affiliates, partners, limited partners, general partners, principals, members, management companies, fund advisors or managers, employees, agents, trustees, advisory board members, financial advisors, attorneys (including any other attorneys or professionals retained by any current or former director or manager in his or her capacity as director or manager of an Entity), accountants, investment bankers, consultants, representatives, and other professionals and advisors of such person or Entity and any such person’s or Entity’s respective heirs, executors, estates, and nominees. “Released Claim” means, with respect to any Releasing Party, any Claim or Cause of Action that is released by such Releasing Party under Section 15 of this Agreement. “Released Company Parties” means each of, and in each case in its capacity as such: (a) Company Party; (b) current and former Affiliates of each Entity in clause (a) through the following clause (c); and (c) each Related Party of each Entity in clause (a) through this clause (c). “Released Parties” means each Released Company Party and each Released Stakeholder Party. “Released Stakeholder Parties” means each of, and in each case in its capacity as such: (a) Consenting Stakeholder; (b) the Prepetition Agent; (c) current and former Affiliates of each Entity in clause (a) through the following clause (d); and (d) each Related Party of each Entity in clause (a) through this clause (d). “Releases” means the releases contained in Section 15 of this Agreement. “Releasing Parties” means, collectively, each Company Releasing Party and each Consenting Stakeholder Releasing Party.

10 “Required Consenting Lenders” means, as of the relevant date, Consenting Lenders holding at least 50.01% of the aggregate outstanding principal amount of the First Lien Claims that are held by Consenting Lenders. “Required Consenting RCF Lenders” means, as of the relevant date, Consenting Lenders holding at least 66.67% of the aggregate outstanding principal amount of RCF Claims that are held by Consenting Lenders. “Required Consenting Term Lenders” means, as of the relevant date, Consenting Lenders holding at least 66.67% of the aggregate outstanding principal amount of the Term Loan Claims that are held by Consenting Lenders. “Required Consenting Stakeholders” means the Required Consenting Term Lenders and the Consenting Sponsors. “Restructuring Effective Date” means, as applicable, the Plan Effective Date or the Sale Closing Date. “Restructuring Term Sheet” has the meaning set forth in the recitals to this Agreement. “Restructuring Transactions” has the meaning set forth in the recitals to this Agreement. “Rules” means Rule 501(a)(1), (2), (3), and (7) of the Securities Act. “Sale Documents” means all agreements, instruments, pleadings, orders or other related documents utilized to implement the Marketing Process and consummate the Sale Transaction, including, but not limited to, the Bidding Procedures, Bidding Procedures Motion, Bidding Procedures Order, and Purchase Agreement, each of which shall contain terms and conditions that are materially consistent with this Agreement. “Sale Transaction” has the meaning set forth in the recitals to this Agreement. “Scheduling Order” means an order scheduling a combined hearing regarding confirmation of the Plan and approval of the Disclosure Statement; “Second-Out Take-Back Debt Facility” means a senior secured, first lien “second-out” term loan facility, in form and substance acceptable to the Required Consenting Term Lenders, to be issued on the Plan Effective Date in accordance with the Restructuring Term Sheet. “Securities Act” means the Securities Act of 1933, as amended. “Solicitation Materials” means all materials to be distributed in connection with solicitation of votes to approve the Plan. “Special Committee” means a newly established committee of Cyxtera’s board of directors comprised of the Independent Directors, which shall be delegated exclusive power and

11 authority to oversee the Restructuring Transactions and to approve any decisions with respect thereto. “Sponsor Consent Right” means the right of the Consenting Sponsors to consent to or approve any of the Definitive Documents (or any amendment, modification, or supplement thereto) that (i) materially and adversely affects, directly or indirectly, the economic recovery, or otherwise modifies or affects the releases or exculpation proposed to be granted to, or received by, the Consenting Sponsors pursuant to this Agreement or (ii) materially and adversely affects, directly or indirectly, the obligations that the Consenting Sponsors may have pursuant to this Agreement, in each case, which consent shall not be unreasonably withheld, conditioned or delayed. “Term Loan Claims” means any Claim on account of the Term Loan Facilities. “Term Loan Facilities” means those certain first lien term loan facilities issued pursuant to the First Lien Credit Agreement. “Termination Date” means the date on which termination of this Agreement as to a Party is effective in accordance with Sections 12.01, 12.02, 12.03, 12.04, or 12.05. “Toggle Date” means, as applicable, (i) the day on which a Toggle Trigger Event occurs; or (ii) the day the Company Parties, in their reasonable business judgment, and the Required Consenting Term Lenders agree to toggle to a Recapitalization Transaction. “Toggle Trigger Event” has the meaning set forth in the Restructuring Term Sheet. “Transfer” means to sell, resell, reallocate, use, pledge, assign, transfer, hypothecate, participate, donate or otherwise encumber or dispose of, directly or indirectly (including through derivatives, options, swaps, pledges, forward sales or other transactions). “Transfer Agreement” means an executed form of the transfer agreement providing, among other things, that a transferee is bound by the terms of this Agreement and substantially in the form attached hereto as Exhibit C. “Winning Bidder” has the meaning set forth in the Restructuring Term Sheet. 1.02. Interpretation. Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply: (a) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (b) capitalized terms defined only in the plural or singular form shall nonetheless have their defined meanings when used in the opposite form; (c) unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular

12 terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (d) unless otherwise specified, any reference herein to an existing document, schedule, or exhibit shall mean such document, schedule, or exhibit, as it may have been or may be amended, restated, supplemented, or otherwise modified from time to time; provided that any capitalized terms herein which are defined with reference to another agreement, are defined with reference to such other agreement as of the date of this Agreement, without giving effect to any termination of such other agreement or amendments to such capitalized terms in any such other agreement following the date hereof; (e) all references in this Agreement to any “Section” are to the corresponding Section of this Agreement unless otherwise specified; (f) the words “herein,” “hereof,” “hereinafter,” “hereunder,” and “hereto” refer to this Agreement in its entirety rather than to any particular portion of this Agreement unless the context otherwise requires; (g) captions and headings to Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Agreement; (h) references to “shareholders,” “directors,” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable limited liability company Laws; (i) when calculating the period of time before which, within which, or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and, if the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day; (j) all exhibits attached hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein; and (k) the use of “include” or “including” is without limitation, whether stated or not and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it; and (l) the phrase “counsel to the Consenting Stakeholders” refers in this Agreement to each counsel specified in Section 16.11 other than counsel to the Company Parties. Section 2. Effectiveness of this Agreement. This Agreement shall become effective and binding upon each of the Parties on the Agreement Effective Date, which is the date and time on which all of the following conditions have been satisfied or waived in accordance with this Agreement: (a) each of the Company Parties and the Consenting Sponsors shall have executed and delivered counterpart signature pages of this Agreement to counsel to each of the Parties;

13 (b) holders of at least fifty (50%) of the aggregate outstanding principal amount of First Lien Claims shall have executed and delivered counterpart signature pages of this Agreement to counsel to the Company Parties; (c) The First Lien Credit Agreement Amendment shall have been executed and effective; (d) the Company Parties shall have paid all reasonable and documented fees and expenses (including any reasonable fee and expense estimate through and including the Agreement Effective Date) of the AHG Professionals for which an invoice has been received by the Company Parties on or before the date that is one (1) Business Day prior to the Agreement Effective Date; and (e) counsel to the Company Parties shall have given notice to counsel to the Consenting Stakeholders in the manner set forth in Section 16.11 hereof (by email or otherwise) that the other conditions to the Agreement Effective Date set forth in this Section 2 have occurred. Section 3. Definitive Documents. The Definitive Documents not executed or in a form attached to this Agreement as of the Execution Date remain subject to negotiation and completion. Upon completion, the Definitive Documents shall contain terms, conditions, representations, warranties, and covenants consistent with the terms of this Agreement, as they may be modified, amended, or supplemented in accordance with Section 14. Further, the Definitive Documents not executed or in a form attached to this Agreement as of the Execution Date shall otherwise be in form and substance, including with respect to any amendment, modification or supplement thereto, reasonably acceptable to (a) the Company Parties, (b) the Required Consenting Term Lenders, and (c) solely to the extent required under the Sponsor Consent Right, the Consenting Sponsors. Section 4. Milestones. 4.01. The following Milestones shall apply to this Agreement unless extended or waived in writing by the Required Consenting Term Lenders: (a) General Milestones. The following Milestones shall apply in any event: (i) No later than 3 days after the Agreement Effective Date, the Company Parties shall have provided the members of the AHG with the Diligence Materials, which shall be in form and substance satisfactory to the Required Consenting Term Lenders; (ii) No later than the Launch Date, the Company Parties shall have commenced reaching out to Potential Purchasers; (iii) No later than 5 Business Days after the Launch Date, the Company Parties shall have commenced a good faith analysis of its existing executory contracts and unexpired leases with the purpose of reducing go-forward costs and expenses; (iv) No later than May 12, 2023:

14 a. the Company Parties shall have appointed (A) a Chief Restructuring Officer, who shall be acceptable to the Required Consenting Term Lenders and shall report to the Special Committee; provided that, for the avoidance of doubt, the Required Consenting Term Lenders hereby consent to the appointment of Eric Koza as the Chief Restructuring Officer and (B) the Independent Directors; b. the Company Parties shall establish the Special Committee; and c. the Company Parties and the Required Consenting Term Lenders shall decide, in their reasonable judgment, whether to (A) continue pursuing the out-of-court Marketing Process, or (B) pursue, after filing the Chapter 11 Cases, (1) a Recapitalization Transaction or (2) a dual track process that allows the Company Parties to “toggle” between a Recapitalization Transaction or a Sale Transaction; (v) No later than 2 weeks after the execution of this Agreement, the Company Parties shall provide the AHG and the Consenting Sponsors’ Professionals with copies of all material first-day filings, pleadings, and other first-day documentation in connection with a potential chapter 11 filing; (vi) In the event a Toggle Date occurs, the Company Parties shall commence the Chapter 11 Cases no later than 5 Business Days after the Toggle Date; and (vii) No later than May 14, 2023, the Petition Date shall have occurred. (b) Out-of-Court Milestones. Solely to the extent that the Toggle Date has not occurred, the following Milestones shall apply: (i) The Company Parties shall request that Potential Purchasers submit IOIs from Potential Purchasers no later than 4 weeks after the Launch Date (the “IOI Deadline”); (ii) No later than 3 Business Days after the IOI Deadline, the Company Parties shall provide the AHG Professionals with a reasonably detailed summary of recent Potential Purchaser activity; (iii) The Company Parties shall request that Potential Purchasers submit Final Bids no later than 9 weeks after the Launch Date (the “Final Bid Deadline”); (iv) No later than the Final Bid Deadline, the Company Parties shall provide the AHG Professionals with a copy of each Final Bid received; (v) No later than 3 Business Days after the Final Bid Deadline, the Company Parties shall provide the AHG Professionals with a reasonably detailed summary of Potential Purchaser activity;

15 (vi) No later than 13 weeks after the Launch Date, the Company Parties shall have negotiated and signed the Purchase Agreement to effectuate an Acceptable Transaction; (vii) No later than 3 Business Days after execution of the Purchase Agreement, the Company Parties shall provide the AHG Professionals with a reasonably detailed summary of recent Potential Purchaser activity; and (viii) No later than August 15, 2023, the Sale Transaction shall have closed (“Sale Closing Date”). (c) In-Court Dual Track Milestones. To the extent the Company Parties and the Required Consenting Term Lenders have agreed to continue to pursue a Sale Transaction in parallel with the Recapitalization Transaction, the following Milestones shall apply: (i) No later than 5 days prior to the Petition Date, the Company Parties shall have delivered to the AHG and the Consenting Sponsors DIP Documents that are reasonably acceptable to the Required Consenting Term Lenders; (ii) On the Petition Date, the Company Parties shall file (A) the Plan (which shall afford the Company Parties flexibility to “toggle” between a Sale Transaction and a Recapitalization Transaction), (B) the Disclosure Statement, (C) a motion seeking entry of Scheduling Order (if applicable), and (D) the Bidding Procedures Motion; (iii) No later than 2 Business Days after the Petition Date, subject to Bankruptcy Court availability, the Bankruptcy Court shall have entered (A) the interim DIP Order and (B) the Scheduling Order (if applicable); (iv) No later than 10 Business Days after the Petition Date, the Company Parties shall provide the AHG Professionals with a detailed update as to the status of negotiations with counterparties to executory contracts and leases on a contract-by-contract basis; (v) Subject to the availability of the Bankruptcy Court, if applicable, the Bidding Procedures Order shall be entered no later than 30 days after the Petition Date; (vi) No later than 30 days after the Petition Date, the Bankruptcy Court shall have entered the final DIP Order; (vii) If applicable, the deadline for submitting qualified bids pursuant to the Bidding Procedures shall be no later than 45 days after the Petition Date; (viii) If applicable, any auction to select a winning bid pursuant to the Bidding Procedures shall commence no later than 60 days after the Petition Date; (ix) If applicable, an order approving a Sale Transaction (on a conditional basis if such Sale Transaction is to be consummated pursuant to the Plan and on a final basis if such Sale Transaction is consummated pursuant to section 363 of the Bankruptcy Code) shall be entered by the Bankruptcy Court no later than 70 days after the Petition Date;

16 (x) No later than 70 days after the Petition Date, the Bankruptcy Court shall have entered an order approving the Disclosure Statement; (xi) No later than 110 days after the Petition Date, the Bankruptcy Court shall have entered the Confirmation Order; and (xii) No later than the 120 days after the Petition Date, the Plan Effective Date shall have occurred; provided that, if necessary regulatory approvals associated with a Restructuring Transaction remain pending as of such date, this date shall automatically be extended to the date that is the third Business Day following receipt of all necessary regulatory approvals. (d) In-Court Recap Milestones. Unless the Company Parties and the Required Consenting Term Lenders have agreed to continue to pursue a Sale Transaction in parallel with the Recapitalization Transaction, the following Milestones shall apply: (i) No later than 5 days prior to the Petition Date, the Company Parties shall have delivered to the AHG and the Consenting Sponsors DIP Documents that are reasonably acceptable to the Required Consenting Term Lenders; (ii) No later than 1 Business Day prior to the Petition Date, the Company Parties shall have commenced solicitation of the Plan; (iii) On the Petition Date, the Company Parties shall file (A) the Plan (votes for which shall have already been solicited), (B) the Disclosure Statement, and (C) a motion seeking entry of Scheduling Order; (iv) No later than 2 Business Days after the Petition Date, subject to Bankruptcy Court availability, the Bankruptcy Court shall have entered (i) the interim DIP Order and (ii) the Scheduling Order (if applicable); (v) No later than 10 Business Days after the Petition Date, the Company Parties shall provide the AHG Professionals with a detailed update as to the status of negotiations with counterparties to executory contracts and leases on a contract-by-contract basis; (vi) No later than 30 days after the Petition Date, the Bankruptcy Court shall have entered the final DIP Order; (vii) No later than 45 days after the Petition Date, the Bankruptcy Court shall have entered the Confirmation Order and the Disclosure Statement Order; and (viii) No later than 60 days after the Petition Date, the Plan Effective Date shall have occurred; provided that, if necessary regulatory approvals associated with a Restructuring Transaction remain pending as of such date, this date shall automatically be extended to the date that is the third Business Day following receipt of all necessary regulatory approvals.

17 Section 5. Commitments of the Consenting Lenders. 5.01. General Commitments. (a) During the Agreement Effective Period, each Consenting Lender severally, and not jointly, agrees, in respect of all of its Company Claims/Interests, to: (i) use commercially reasonable efforts and take to all reasonable actions necessary to support the Restructuring Transactions and vote and exercise any powers or rights available to it (including in any board, shareholders’, or creditors’ meeting or in any process requiring voting or approval to which they are legally entitled to participate) in each case in favor of any matter requiring approval to the extent necessary to implement the Restructuring Transactions; (ii) use commercially reasonable efforts to cooperate with and assist the Company Parties in obtaining additional support for the Restructuring Transactions from the Company Parties’ other stakeholders, including to obtain support for the Restructuring Transactions from holders of at least two-thirds of the First Lien Claims; (iii) use commercially reasonable efforts to oppose any party or person from taking any actions contemplated in Section 5.03(b); (iv) give any notice, order, instruction, or direction to the Prepetition Agent necessary to give effect to the Restructuring Transactions; (v) take, and direct the Prepetition Agent to take, all actions reasonably necessary in furtherance of the Sale Transaction, if applicable; and (vi) negotiate in good faith and use commercially reasonable efforts to execute and implement the Definitive Documents that are consistent with this Agreement to which it is required to be a party. (b) During the Agreement Effective Period, each Consenting Lender severally, and not jointly, agrees, in respect of all of its Company Claims/Interests, that it shall not directly or indirectly: (i) object to, delay, impede, or take any other action to interfere with acceptance, implementation, or consummation of the Restructuring Transactions; (ii) propose, file, support, or vote for any Alternative Restructuring Proposal; (iii) file any motion, pleading, or other document with the Bankruptcy Court or any other court (including any modifications or amendments thereof) that, in whole or in part, is not materially consistent with this Agreement or the Plan; (iv) initiate, or have initiated on its behalf, any litigation or proceeding of any kind with respect to the Chapter 11 Cases, this Agreement, or the other Restructuring Transactions contemplated herein against the Company Parties or the other Parties other than to

18 enforce this Agreement or any Definitive Document or as otherwise permitted under this Agreement; (v) object to, delay, impede, or take any other action to interfere with entry of any Sale Document and/or consummation of any Sale Transaction; (vi) exercise, or direct any other person to exercise, any right or remedy for the enforcement, collection, or recovery of any of Claims against or interests in the Company Parties; or (vii) object to, delay, impede, or take any other action to interfere with the Company Parties’ ownership and possession of their assets, wherever located, or interfere with the automatic stay arising under section 362 of the Bankruptcy Code; provided that nothing in this Agreement shall limit the right to exercise any right or remedy provided under this Agreement or any other Definitive Document. 5.02. Commitments with Respect to Marketing Process. During the Agreement Effective Period, each Consenting Lender and its professionals agree that they shall: (a) promptly inform the Company Parties and/or the Company Professionals in the event that they are contacted by a Potential Purchaser regarding the Company Parties or the Marketing Process; and (b) not directly or indirectly communicate with the Potential Purchasers regarding the Company Parties or the Marketing Process without the Company Parties’ prior written consent, which consent shall not be unreasonably withheld. 5.03. Commitments with Respect to Chapter 11 Cases. (a) During the Agreement Effective Period, each Consenting Lender that is entitled to vote to accept or reject the Plan pursuant to its terms agrees that it shall, subject to receipt by such Consenting Lender, whether before or after the commencement of the Chapter 11 Cases, of the Solicitation Materials: (i) vote each of its Company Claims/Interests to accept the Plan by delivering its duly executed and completed ballot accepting the Plan on a timely basis following the commencement of the solicitation of the Plan and its actual receipt of the Solicitation Materials and the ballot; (ii) not opt out of, object to, or otherwise hinder or delay approval of the Debtor and third-party releases, injunctions, discharge, and exculpation provisions provided in the Plan, which provisions, for the avoidance of doubt, shall be in form and substance acceptable to the Required Consenting Term Lenders; (iii) to the extent it is permitted to elect whether to opt out of the releases set forth in the Plan, elect not to opt out of the releases set forth in the Plan by timely delivering its duly executed and completed ballot(s) indicating such election; and

19 (iv) not change, withdraw, amend, or revoke (or cause to be changed, withdrawn, amended, or revoked) any vote or election referred to in clauses (i) and (ii) above. (b) During the Agreement Effective Period, each Consenting Lender, in respect of each of its Company Claims/Interests, will support, and will not directly or indirectly object to, delay, impede, or take any other action to interfere with any motion or other pleading or document filed by a Company Party in the Bankruptcy Court that is consistent with this Agreement. Section 6. Commitments of the Consenting Sponsors. 6.01. Affirmative Commitments. During the Agreement Effective Period, each of the Consenting Sponsors severally, and not jointly, agrees to: (a) use commercially reasonable efforts and take all reasonable actions necessary to support the Restructuring Transactions and vote and exercise any powers or rights available to it (including in any board, shareholders’, or creditors’ meeting or in any process requiring voting or approval to which they are legally entitled to participate) in each case in favor of any matter requiring approval to the extent necessary to implement the Restructuring Transactions; (b) negotiate in good faith and use commercially reasonable efforts to execute and implement the Definitive Documents that are not inconsistent with this Agreement to which it is required to be a party in order for the Restructuring Transactions to be implemented; and (c) negotiate in good faith any reasonable and appropriate additional or alternative provisions or agreements to address any legal, financial, or structural impediment that may arise that would prevent, hinder, impede, delay, or are necessary to effectuate the consummation of the Restructuring Transactions. 6.02. Negative Commitments. During the Agreement Effective Period, each of Consenting Sponsors severally, and not jointly, agrees that it shall not, directly or indirectly, and shall not direct any other Entity to: (a) object to, delay, impede, or take any other action to interfere with acceptance, implementation, or consummation of the Restructuring Transactions; (b) propose, file, support, or vote for any Alternative Restructuring Proposal; (c) file any motion, pleading, or other document with the Bankruptcy Court or any other court (including any modifications or amendments thereof) that, in whole or in part, is materially inconsistent with this Agreement or the Plan; (d) object to, delay, impede, or take any other action to interfere with entry of any Sale Document and/or consummation of any Sale Transaction; (e) initiate, or have initiated on its behalf, any litigation or proceeding of any kind with respect to the Chapter 11 Cases, this Agreement, or the other Restructuring Transactions contemplated in this Agreement against the Company Parties or the other Parties other than to

20 enforce this Agreement or any Definitive Document or as otherwise permitted under this Agreement; or (f) object to, delay, impede, or take any other action to interfere with the Company Parties’ ownership and possession of their assets, wherever located, or interfere with the automatic stay arising under section 362 of the Bankruptcy Code; provided that nothing in this Agreement shall limit any of the Consenting Sponsors’ right to exercise any right or remedy provided under this Agreement or any other Definitive Document. 6.03. Commitments with Respect to Chapter 11 Cases. During the Agreement Effective Period, each of the Consenting Sponsors severally, and not jointly, agrees that it shall, for the duration of the Agreement Effective Period: (a) if solicited, timely vote or cause to be voted its Company Claims/Interests to accept the Plan by delivering its duly executed and completed ballot or ballots on a timely basis following the commencement of the solicitation; (b) not change or withdraw (or cause or direct to be changed or withdrawn) any such vote described in clause (a) above or release described in clause (c) below; (c) not opt out of, object to, or otherwise hinder or delay approval of the releases set forth in the Plan with respect to each Released Party, which provisions shall be in the form and substance acceptable to the Consenting Sponsors; (d) if solicited, timely vote (or cause to be voted) its Company Claims/Interests against any Alternative Restructuring Proposal; (e) not directly or indirectly, through any person, seek, solicit, propose, support, assist, engage in negotiations in connection with or participate in the formulation, preparation, filing, or prosecution of any Alternative Restructuring Proposal or object to or take any other action that would reasonably be expected to prevent, interfere with, delay, or impede the solicitation, approval of the Disclosure Statement, or the confirmation and consummation of the Plan and the Restructuring Transactions; and (f) support and take all actions reasonably necessary or reasonably requested by the Company Parties to facilitate the solicitation, approval of the Disclosure Statement, and confirmation and consummation of the Plan within the timeframes contemplated by this Agreement. 6.04. Additional Provisions Regarding the Consenting Sponsors’ Commitments. (a) Notwithstanding anything contained in this Agreement, nothing in this Agreement shall: (i) impair or waive the rights of any Consenting Sponsor to assert or raise any objection permitted under this Agreement in connection with the Restructuring Transactions;

21 (ii) affect the ability of any Consenting Sponsor to consult with any Consenting Stakeholder, the Company Parties, or any other party in interest in the Chapter 11 Cases (including any official committee and the United States Trustee); (iii) restrict any Consenting Sponsor in its capacity as the manager or operator of fund Entities other than the Company Parties; or (iv) prevent any Consenting Sponsor from enforcing this Agreement or contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement. Section 7. Commitments of the Company Parties. 7.01. Affirmative Commitments. Except as set forth in Section 7.03, during the Agreement Effective Period, the Company Parties agree to: (a) use best efforts to (i) pursue the Restructuring Transactions on the terms, and in accordance with the Milestones set forth in this Agreement, and (ii) obtain necessary Bankruptcy Court approval of the Definitive Documents to consummate the Restructuring Transactions; (b) consult with the AHG Professionals regarding the Marketing Process, subject to the AHG Professionals’ non-disclosure agreements, and the AHG Professionals may suggest additional Potential Purchasers, provided that in no event shall the AHG Professionals disclose to the AHG the identity of Potential Purchasers; (c) continue reaching out to Potential Purchasers, including Potential Purchasers suggested by the AHG Professionals, in the Company Parties’ business judgment and in good faith; (d) share with the AHG Professionals any marketing materials used in the Marketing Process and provide regular updates to the AHG Professionals regarding the status thereof, including, among other things, a list of Potential Purchasers contacted by the Company Parties; (e) support and take all steps reasonably necessary and desirable to consummate the Restructuring Transactions in accordance with this Agreement; (f) to the extent any legal or structural impediment arises that would prevent, hinder, or delay the consummation of the Restructuring Transactions contemplated herein, support and take all steps reasonably necessary or desirable to address and resolve any such impediment; (g) support and seek approval of all of the debtor and third-party releases, injunctions, discharge, indemnity, and exculpation provisions provided in the Plan, which shall be in form and substance acceptable to the Required Consenting Term Lenders and the Consenting Sponsors; (h) use commercially reasonable efforts to obtain any and all required regulatory and/or third-party approvals for the Restructuring Transactions;

22 (i) negotiate in good faith and use commercially reasonable efforts to execute, deliver, and perform its obligations under the Definitive Documents and any other required agreements to effectuate and consummate the Restructuring Transactions as contemplated by this Agreement and the other Definitive Documents; (j) use commercially reasonable efforts to seek additional support for the Restructuring Transactions from their other material stakeholders to the extent reasonably prudent; (k) to the extent reasonably practicable, provide counsel for the AHG and counsel for the Consenting Sponsors a review period of (i) at least three (3) calendar days (or such shorter review period as is necessary or appropriate under the circumstances) prior to the date when the Company Parties intend to file any Definitive Document with the Bankruptcy Court and (ii) at least one (1) calendar day (or such shorter review period as necessary or appropriate) prior to the date when the Company intends to file any other material pleading with the Bankruptcy Court (but excluding monthly or quarterly operating reports, retention applications, fee applications, fee statements, and any declarations in support thereof or related thereto); (l) provide a reasonable opportunity to counsel to any Consenting Stakeholders materially affected by any filing to review draft copies of other documents that the Company Parties intend to file with the Bankruptcy Court, as applicable; (m) to the extent applicable, object to any motion filed with the Bankruptcy Court by any person (i) seeking the entry of an order terminating the Company Parties’ exclusive right to file and/or solicit acceptances of a plan of reorganization or (ii) seeking the entry of an order terminating, annulling, or modifying the automatic stay (as set forth in section 362 of the Bankruptcy Code) with regard to any material asset that, to the extent such relief was granted, would have a material adverse effect on or delay the consummation of the Restructuring Transactions; and (n) to the extent applicable, not file any pleading seeking entry of an order, and object to any motion filed with the Bankruptcy Court by any person seeking the entry of an order, (i) directing the appointment of an examiner or a trustee, (ii) converting the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, (iii) dismissing the Chapter 11 Cases, or (iv) for relief that (x) is inconsistent with this Agreement in any material respect or (y) would reasonably be expected to frustrate the purposes of this Agreement, including by preventing or delaying the consummation of the Restructuring Transactions. 7.02. Negative Commitments. Except as set forth in Section 7.03, during the Agreement Effective Period, each of the Company Parties shall not directly or indirectly: (a) object to, delay, impede, or take any other action to interfere with acceptance, implementation, or consummation of the Restructuring Transactions; (b) incur any material indebtedness or equity financing without prior written consent of the Required Consenting Term Lenders;

23 (c) sell or dispose of any material assets without prior written consent of the Required Consenting Term Lenders; (d) transfer any assets, other than cash, outside of the ordinary course of business to any person or Entity that is not a Loan Party or Guarantor (as such terms are defined in the First Lien Credit Agreement); (e) assume or reject any executory contract or lease without prior written consent of the Required Consenting Term Lenders; (f) take any action, or encourage any other person or Entity to take any action, directly or indirectly, that would reasonably be expected to breach or be inconsistent with this Agreement, or take any other action, directly or indirectly, that would reasonably be expected to interfere with, or impede acceptance or approval of, implementation and consummation of the Restructuring Transactions, this Agreement, the Confirmation Order, or the Plan; (g) subject to Section 7.03 hereof, propose, file, support, or vote for any Alternative Restructuring Proposal; (h) modify the Plan, in whole or in part, in a manner that is not consistent with this Agreement in all material respects; or (i) file any motion, pleading, or Definitive Documents with the Bankruptcy Court or any other court (including any modifications or amendments thereof) that, in whole or in part, is not materially consistent with this Agreement or the Plan. 7.03. Additional Provisions Regarding Company Parties’ Commitments. (a) Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall require a Company Party or the board of directors, board of managers, or similar governing body of a Company Party (including any special committee of such governing body, as applicable), after consulting with counsel, to take any action or to refrain from taking any action with respect to the Restructuring Transactions to the extent taking or failing to take such action would be inconsistent with applicable Law or its fiduciary obligations under applicable Law, and any such action or inaction pursuant to this Section 7.037.03 shall not be deemed to constitute a breach of this Agreement; provided that notwithstanding anything to the contrary herein, each Consenting Stakeholder reserves its rights to challenge any action taken by the Company Parties in reliance on this Section 7.037.03. (b) Notwithstanding anything to the contrary in this Agreement (but subject to Section 7.037.03), each Company Party and their respective directors, officers, employees, investment bankers, attorneys, accountants, consultants, and other advisors or representatives shall have the rights to: (a) consider and respond to Alternative Restructuring Proposals; (b) provide access to non-public information concerning any Company Party to any Entity or enter into Confidentiality Agreements or nondisclosure agreements with any Entity; (c) maintain or continue discussions or negotiations with respect to Alternative Restructuring Proposals; (d) otherwise respond to and participate in any inquiries, proposals, discussions, or negotiation of Alternative Restructuring Proposals; and (e) enter into or continue discussions or negotiations

24 with holders of Claims against or Equity Interests in a Company Party (including any Consenting Stakeholder), any other party in interest in the Chapter 11 Cases (including any official committee and the United States Trustee), or any other Entity regarding the Restructuring Transactions or Alternative Restructuring Proposals; provided that if any Company Party receives or responds to an Alternative Restructuring Proposal, the Company Parties shall provide a copy of any such Alternative Restructuring Proposal or response to the AHG Professionals and Consenting Sponsors’ Professionals no later than one (1) Business Day following receipt or delivery thereof by any of the Company Parties. (c) Nothing in this Agreement shall: (a) impair or waive the rights of any Company Party to assert or raise any objection permitted under this Agreement in connection with the Restructuring Transactions; or (b) prevent any Company Party from enforcing this Agreement or contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement. Section 8. Additional Provisions Regarding the Consenting Stakeholders’ Commitments. Notwithstanding anything contained in this Agreement, nothing in this Agreement shall (a) affect the ability of any Consenting Stakeholder to consult with any other Consenting Stakeholder, the Company Parties, or any other party in interest in the Chapter 11 Cases (including any official committee and the United States Trustee); (b) impair or waive the rights of any Consenting Stakeholder to assert or raise any objection permitted under this Agreement in connection with the Restructuring Transactions; (c) prevent any Consenting Stakeholder from enforcing this Agreement or contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement; or (d) require the Consenting Lenders or the Consenting Sponsors to incur any unreimbursed fees, out-of-pockets costs or other monetary obligations in connection with giving effect to any commitment or covenant of the Consenting Lenders or the Consenting Sponsors hereunder. Section 9. Transfer of Interests and Securities. 9.01. During the Agreement Effective Period, no Consenting Stakeholder shall Transfer any ownership (including any beneficial ownership as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) in any Company Claims/Interests to any affiliated or unaffiliated party, including any party in which it may hold a direct or indirect beneficial interest, unless: (a) in the case of any Company Claims/Interests, the authorized transferee is either (1) a qualified institutional buyer as defined in Rule 144A of the Securities Act, (2) a non-U.S. person in an offshore transaction as defined under Regulation S under the Securities Act, (3) an institutional accredited investor (as defined in the Rules), or (4) a Consenting Stakeholder; and (b) either (i) the transferee executes and delivers to counsel to the Company Parties, at or before the time of the proposed Transfer, a Transfer Agreement or (ii) the transferee is a Consenting Stakeholder and the transferee provides notice of such Transfer (including the amount and type of Company Claim/Interest Transferred) to counsel to the Company Parties and the Required Consenting Term Lenders at or before the time of the proposed Transfer. Notwithstanding the foregoing, during the Agreement Effective Period, in the case of any Equity

25 Interests, no Consenting Stakeholder shall Transfer any Equity Interests, other than as part of a Sale Transaction in accordance with the terms of this Agreement, that would, in the reasonable determination of the Company Parties, result in an “ownership change” within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended. 9.02. Upon compliance with the requirements of Section 9.01, the transferor shall be deemed to relinquish its rights (and be released from its obligations) under this Agreement to the extent of the rights and obligations in respect of such transferred Company Claims/Interests. Any Transfer in violation of Section 9.01 shall be void ab initio. 9.03. This Agreement shall in no way be construed to preclude the Consenting Stakeholders from acquiring additional Company Claims/Interests; provided, however, that (a) such additional Company Claims/Interests shall automatically and immediately upon acquisition by a Consenting Stakeholder be deemed subject to the terms of this Agreement (regardless of when or whether notice of such acquisition is given to counsel to the Company Parties or counsel to the Consenting Stakeholders) and (b) such Consenting Stakeholder must provide notice of such acquisition (including the amount and type of Company Claim/Interest acquired) to counsel to the Company Parties within five (5) Business Days of the closing of such acquisition. 9.04. This Section 9 shall not impose any obligation on any Company Party to issue any “cleansing letter” or otherwise publicly disclose information for the purpose of enabling a Consenting Stakeholder to Transfer any of its Company Claims/Interests. Notwithstanding anything to the contrary herein, to the extent a Company Party and another Party have entered into a Confidentiality Agreement, the terms of such Confidentiality Agreement shall continue to apply and remain in full force and effect according to its terms, and this Agreement does not supersede any rights or obligations otherwise arising under such Confidentiality Agreements. 9.05. Notwithstanding Section 9.01, a Qualified Marketmaker that acquires any Company Claims/Interests with the purpose and intent of acting as a Qualified Marketmaker for such Company Claims/Interests shall not be required to execute and deliver a Transfer Agreement in respect of such Company Claims/Interests if (i) such Qualified Marketmaker subsequently Transfers such Company Claims/Interests (by purchase, sale assignment, participation, or otherwise) within five (5) Business Days of its acquisition to a transferee that is an Entity that is not an Affiliate, affiliated fund, or affiliated Entity with a common investment advisor; (ii) the transferee otherwise is a Permitted Transferee under Section 9.01; and (iii) the Transfer otherwise is a permitted Transfer under Section 9.01. To the extent that a Consenting Stakeholder is acting in its capacity as a Qualified Marketmaker, it may Transfer (by purchase, sale, assignment, participation, or otherwise) any right, title or interests in Company Claims/Interests that the Qualified Marketmaker acquires from a holder of the Company Claims/Interests who is not a Consenting Stakeholder without the requirement that the transferee be a Permitted Transferee. 9.06. The Company Parties understand that the Consenting Lenders are engaged in a wide range of financial services and businesses, and, in furtherance of the foregoing, the Company Parties acknowledge and agree that the obligations set forth in this Agreement shall only apply to the trading desk(s) and/or business group(s) of the Consenting Lender that

26 principally manage and/or supervise the Consenting Lender’s investment in the Company Parties and shall not apply to any other trading desk or business group of the Consenting Lender so long as they are not acting at the direction or for the benefit of such Consenting Lender or in connection with such Consenting Lender’s investment in the Company Parties. 9.07. Further, notwithstanding anything in this Agreement to the contrary, the Parties agree that, in connection with the delivery of signature pages to this Agreement by a Consenting Stakeholder that is a Qualified Marketmaker before the occurrence of conditions giving rise to the effective date for the obligations and the support hereunder, such Consenting Stakeholder shall be a Consenting Stakeholder hereunder solely with respect to the Company Claims/Interests listed on such signature pages and shall not be required to comply with this Agreement for any other Company Claims/Interests it may hold from time to time in its role as a Qualified Marketmaker. 9.08. Notwithstanding anything to the contrary in this Section 9, the restrictions on Transfer set forth in this Section 9 shall not apply to the grant of any liens or encumbrances on any claims and interests in favor of a bank or broker-dealer holding custody of such claims and interests in the ordinary course of business and which lien or encumbrance is released upon the Transfer of such claims and interests. Section 10. Representations and Warranties of Consenting Stakeholders. Each Consenting Stakeholder severally, and not jointly, represents and warrants that, as of the date such Consenting Stakeholder executes and delivers this Agreement and as of the Plan Effective Date: (a) it is the beneficial or record owner of the face amount of the Company Claims/Interests or is the nominee, investment manager, or advisor for beneficial holders of the Company Claims/Interests reflected in, and, having made reasonable inquiry, is not the beneficial or record owner of any Company Claims/Interests other than those reflected in, such Consenting Stakeholder’s signature page to this Agreement or a Transfer Agreement, as applicable (as may be updated pursuant to Section 9); (b) it has the full power and authority to act on behalf of, vote and consent to matters concerning, such Company Claims/Interests; (c) such Company Claims/Interests are free and clear of any pledge, lien, security interest, charge, claim, equity, option, proxy, voting restriction, right of first refusal, or other limitation on disposition, Transfer, or encumbrances of any kind, that would adversely affect in any way such Consenting Stakeholder’s ability to perform any of its obligations under this Agreement at the time such obligations are required to be performed; (d) it has the full power to vote, approve changes to, and Transfer all of its Company Claims/Interests referable to it as contemplated by this Agreement subject to applicable Law; and (e) solely with respect to holders of Company Claims/Interests, (i) it is either (A) a qualified institutional buyer as defined in Rule 144A of the Securities Act, (B) not a U.S. person (as defined in Regulation S of the Securities Act), or (C) an institutional accredited investor (as defined in the Rules), (ii) any securities acquired by the Consenting Stakeholder in connection with the Restructuring Transactions will have been acquired for investment and not

27 with a view to distribution or resale in violation of the Securities Act, (iii) it understands that the securities contemplated by this Agreement have not been registered under the Securities Act as of the date hereof and may not be resold without registration under the Securities Act except pursuant to a specific exemption from the registration provisions of the Securities Act, and (iv) it will not be acquiring the securities contemplated by this Agreement as a result of any advertisement, article, notice, or other communication regarding such securities published in any newspaper, magazine, or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement. Section 11. Mutual Representations, Warranties, and Covenants. Each of the Parties severally, and not jointly, represents, warrants, and covenants to each other Party, as of the date such Party executed and delivers this Agreement, on the Restructuring Effective Date: (a) it is validly existing and in good standing under the Laws of the state of its organization, and this Agreement is a legal, valid, and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable Laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability; (b) except as expressly provided in this Agreement, the Purchase Agreement, the Plan, and the Bankruptcy Code, no consent or approval is required by any other person or Entity in order for it to effectuate the Restructuring Transactions contemplated by, and perform its respective obligations under, this Agreement; (c) the entry into and performance by it of, and the transactions contemplated by, this Agreement do not, and will not, conflict in any material respect with any Law or regulation applicable to it or with any of its articles of association, memorandum of association or other constitutional documents; (d) except as expressly provided in this Agreement, it has (or will have, at the relevant time) all requisite corporate or other power and authority to enter into, execute, and deliver this Agreement and to effectuate the Restructuring Transactions contemplated by, and perform its respective obligations under, this Agreement; and (e) except as expressly provided by this Agreement, it is not party to any restructuring or similar agreements or arrangements with the other Parties to this Agreement that have not been disclosed to all Parties to this Agreement. Section 12. Termination Events. 12.01. Consenting Lender Termination Events. This Agreement may be terminated by the Required Consenting Term Lenders by the delivery to the Company Parties of a written notice in accordance with Section 16.11 hereof upon the occurrence of the following events: (a) the breach in any material respect by a Company Party of any of the representations, warranties, or covenants of the Company Parties set forth in this Agreement that (i) is adverse to the Consenting Lenders seeking termination pursuant to this provision and (ii)

28 remains uncured for five (5) Business Days after such terminating Consenting Lenders transmit a written notice in accordance with Section 16.11 hereof detailing any such breach; (b) the making publicly available, modification, amendment, or filing of any of the Definitive Documents without the consent of the Required Consenting Term Lenders in accordance with this Agreement; (c) any Company Party (i) withdraws the Plan, (ii) publicly announces its intention not to support the Restructuring Transactions, or (iii) files, publicly announces, executes, responds to, or supports an Alternative Restructuring Proposal or definitive agreement with respect thereto; (d) the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any final, non-appealable ruling or order that (i) enjoins the consummation of a material portion of the Restructuring Transactions and (ii) remains in effect for ten (10) Business Days after such terminating Consenting Lenders transmit a written notice in accordance with Section 16.11 hereof detailing any such issuance; provided, that this termination right may not be exercised by any Party that sought or requested such ruling or order in contravention of any obligation set out in this Agreement; (e) the failure to meet a Milestone, which has not been waived or extended in a manner consistent with this Agreement, unless such failure is the result of any act, omission, or delay on the part of a terminating Consenting Lender in violation of its obligations under this Agreement; (f) the Company Parties fail to timely pay in full the AHG Professional’s reasonable, documented fees and expenses in accordance with Section 13 hereof; (g) any Company Party (i) voluntarily commences any case or files any petition seeking bankruptcy, winding up, dissolution, liquidation, administration, moratorium, reorganization, or other relief under any federal, state, or foreign bankruptcy, insolvency, administrative receivership, or similar law now or hereafter in effect, except as contemplated by this Agreement, unless waived by the Required Consenting Term Lenders, (ii) consents to the institution of, or fails to contest in a timely and appropriate manner, any involuntary proceeding or petition described in the immediately preceding clause (i), (iii) applies for or consents to the appointment of a receiver, administrator, administrative receiver, trustee, custodian, sequestrator, conservator, or similar official with respect to any Company Party or for a substantial part of such Company Party’s assets, (iv) makes a general assignment or arrangement for the benefit of creditors, or (v) takes any corporate action for the purpose of authorizing any of the foregoing; (h) an order is entered by the Bankruptcy Court granting relief from the automatic stay imposed by section 362 of the Bankruptcy Code authorizing any party to proceed against any material asset of the Company Parties and such order materially and adversely affects any Company Party’s ability to operate its business in the ordinary course or consummate the Restructuring Transactions; (i) upon the occurrence of a termination event in Section 12.02 of this Agreement;

29 (j) any Company Party files any motion or pleading with the Bankruptcy Court that is not consistent in all material respects with this Agreement and such motion has not been withdrawn within five (5) Business Days of receipt by the Company Parties of written notice from the Required Consenting Term Lenders that such motion or pleading is inconsistent with this Agreement; (k) entry of a DIP Order that is not acceptable to the Required Consenting Term Lenders; (l) the Company Parties file any Definitive Document that is not acceptable to the Required Consenting Term Lenders; (m) a Company Party files any motion, application, or adversary proceeding challenging the validity, enforceability, perfection, or priority of, or seeking avoidance or subordination of, any portion of the Company Claims/Interests or asserts any other cause of action against the Consenting Lenders or with respect or relating to such Company Claims/Interests, the First Lien Credit Agreement, any Bridge Facility Documents, or any Loan Document (as such term is defined in each of the foregoing credit agreements or documents) or the prepetition liens securing the Company Claims/Interests or challenging the validity, enforceability, perfection, or priority of, or seeking avoidance or subordination of, any portion of the Company Claims/Interests or asserting any other cause of action against the Consenting Lenders or with respect or relating to such Company Claims/Interests or the prepetition liens securing the Company Claims/Interests other than a claim or cause of action arising from or related to such Consenting Lenders’ breach of this Agreement or any other Definitive Documents; (n) the occurrence of any default or event of default under the Bridge Facility Documents, First Lien Credit Documents, DIP Documents, or DIP Order, as applicable, that has not been cured or waived (if susceptible to cure or waiver) by the applicable percentage of lenders in accordance with the terms of the Bridge Facility Documents, DIP Documents or DIP Order, as applicable; (o) the Company Parties lose the exclusive right to file a plan or plans of reorganization or to solicit acceptances thereof pursuant to section 1121 of the Bankruptcy Code; (p) the Bankruptcy Court enters an order denying confirmation of the Plan; (q) the entry of an order by the Bankruptcy Court, or the filing of a motion or application by any Company Party seeking an order (without the prior written consent of the Required Consenting Stakeholders, not to be unreasonably withheld), (i) converting one or more of the Chapter 11 Cases of a Company Party to a case under chapter 7 of the Bankruptcy Code, (ii) appointing an examiner with expanded powers beyond those set forth in sections 1106(a)(3) and (4) of the Bankruptcy Code or a trustee in one or more of the Chapter 11 Cases of a Company Party, or (iii) rejecting this Agreement; or (r) the Consenting Sponsors terminate this Agreement pursuant to Section 12.03 hereof.

30 12.02. Company Party Termination Events. Any Company Party may terminate this Agreement as to all Parties upon prior written notice to all Parties in accordance with Section 16.11 hereof upon the occurrence of any of the following events: (a) the breach in any material respect of any provision set forth in this Agreement by one or more of the Consenting Lenders holding an amount of First Lien Claims that would result in non-breaching Consenting Lenders holding less than fifty percent (50%) of the aggregate outstanding principal amount of First Lien Claims that remains uncured for a period of fifteen (15) Business Days after the receipt by the Consenting Stakeholders of written notice of such breach; (b) the board of directors, board of managers, or such similar governing body of any Company Party (including any special committee of such governing body, as applicable) determines, after consulting with counsel, (i) that proceeding with any of the Restructuring Transactions would be inconsistent with the exercise of its fiduciary duties or applicable Law or (ii) in the exercise of its fiduciary duties, it is required to pursue an Alternative Restructuring Proposal; (c) the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any final, non-appealable ruling or order that (i) enjoins the consummation of a material portion of the Restructuring Transactions and (ii) remains in effect for thirty (30) Business Days after such terminating Company Party transmits a written notice in accordance with Section 16.11 hereof detailing any such issuance; provided, that this termination right shall not apply to or be exercised by any Company Party that sought or requested such ruling or order in contravention of any obligation or restriction set out in this Agreement; or (d) the Bankruptcy Court enters an order denying confirmation of the Plan. 12.03. Consenting Sponsor Termination Events. This Agreement may be terminated by a Consenting Sponsor in respect of such Consenting Sponsor by the delivery to the Company Parties of a written notice in accordance with Section 16.11 of this Agreement upon the occurrence of the following events: (a) the breach in any material respect by a Company Party or Consenting Stakeholders of any of the representations, warranties, or covenants of the Company Parties or Consenting Stakeholders, as applicable, set forth in this Agreement that (i) materially and adversely affects the treatment, rights, or obligations under this Agreement or the Plan of any Consenting Sponsor and (ii) remains uncured for ten (10) Business Days after such terminating Consenting Sponsors transmit a written notice in accordance with Section 16.11 of this Agreement detailing any such breach; (b) the making publicly available, modifying, amending, or filing of any of the Definitive Documents without the consent of the Consenting Sponsors to the extent required under this Agreement; (c) the Required Consenting Term Lenders terminate this Agreement pursuant to Section 12.01; or

31 (d) the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any final, non-appealable ruling, judgment, or order that (i) enjoins the consummation of a material portion of the Restructuring Transactions and (ii) either (1) such ruling, judgment or order has been issued at the request of any of the Company Parties in contravention of any obligations set forth in this Agreement or (2) remains in effect for ten (10) Business Days after such terminating Consenting Sponsors transmit a written notice in accordance with Section 16.11 of this Agreement detailing any such issuance; notwithstanding the foregoing, this termination right may not be exercised by any Consenting Sponsor that sought or requested such ruling or order in contravention of any obligation set out in this Agreement. 12.04. Mutual Termination. This Agreement, and the obligations of all Parties hereunder, may be terminated by mutual written agreement among all of the following: (a) the Required Consenting Stakeholders; and (b) each Company Party. 12.05. Automatic Termination. This Agreement shall terminate automatically without any further required action or notice immediately after either (a) the Plan Effective Date or (b) in the event that the Sale Transaction is effectuated out of court, the Sale Closing Date. 12.06. Effect of Termination. Upon the occurrence of a Termination Date as to a Party, this Agreement shall be of no further force and effect as to such Party, and each Party subject to such termination shall be released from its commitments, undertakings, and agreements under or related to this Agreement and shall have the rights and remedies that it would have had, had it not entered into this Agreement, and shall be entitled to take all actions, whether with respect to the Restructuring Transactions or otherwise, that it would have been entitled to take had it not entered into this Agreement, including with respect to any and all Claims or Causes of Action. Upon the occurrence of a Termination Date prior to the Confirmation Order being entered by a Bankruptcy Court, any and all consents or ballots tendered by the Parties subject to such termination before a Termination Date shall be deemed, for all purposes, to be null and void from the first instance and shall not be considered or otherwise used in any manner by the Parties in connection with the Restructuring Transactions and this Agreement or otherwise; provided, however, any Consenting Stakeholder withdrawing or changing its vote pursuant to this Section 12.06 shall promptly provide written notice of such withdrawal or change to each other Party to this Agreement and, if such withdrawal or change occurs on or after the Petition Date, file notice of such withdrawal or change with the Bankruptcy Court. Nothing in this Agreement shall be construed as prohibiting a Company Party or any of the Consenting Stakeholders from contesting whether any such termination is in accordance with its terms or to seek enforcement of any rights under this Agreement that arose or existed before a Termination Date. Except as expressly provided in this Agreement, nothing herein is intended to, or does, in any manner waive, limit, impair, or restrict (a) any right of any Company Party or the ability of any Company Party to protect and reserve its rights (including rights under this Agreement), remedies, and interests, including its claims against any Consenting Stakeholder, and (b) any right of any Consenting Stakeholder, or the ability of any Consenting Stakeholder, to protect and preserve its rights (including rights under this Agreement), remedies, and interests, including its claims against any Company Party or Consenting Stakeholder. No purported termination of this Agreement shall be effective under this Section 12.06 or otherwise if the Party seeking to terminate this Agreement is in material breach of this Agreement, except a termination pursuant

32 to Section 12.02(b) or Section 12.02(d). Nothing in this Section 12.06 shall restrict any Company Party’s right to terminate this Agreement in accordance with Section 12.02(b). 12.07. The Company Parties acknowledge that after the Petition Date, the giving of notice of termination by any Party pursuant to this Agreement shall not be considered a violation of the automatic stay of section 362 of the Bankruptcy Code; provided that nothing herein shall prejudice any Party’s right to argue that the giving of notice of termination was not proper under the terms of this Agreement. Section 13. Fees and Expenses. The Company Parties shall pay or reimburse all reasonable and documented fees and expenses of the AHG Professionals related to the Restructuring Transactions or the Chapter 11 Cases, whether incurred prior to, on or after the Agreement Effective Date, Petition Date, or Restructuring Effective Date, within five (5) Business Days of receipt of an invoice therefor. The Company Parties shall pay or reimburse all reasonable and documented fees and expenses of the Consenting Sponsors’ Professionals related to the Restructuring Transactions or the Chapter 11 Cases, and incurred prior to or on the Agreement Effective Date, within five (5) Business Days of receipt of an invoice therefor; provided, however, that such reimbursement shall not exceed $100,000. Section 14. Amendments and Waivers. (a) This Agreement may not be modified, amended, or supplemented, and no condition or requirement of this Agreement may be waived, in any manner except in accordance with this Section 14. (b) This Agreement may be modified, amended, or supplemented, or a condition or requirement of this Agreement may be waived, in a writing signed by: (a) each Company Party, (b) the Required Consenting Term Lenders, (c) solely to the extent any such modification, amendment, supplement or waiver would have a material, adverse, and disproportionate impact on the Consenting RCF Lenders, the Required Consenting RCF Lenders, (d) solely to the extent any such modification, amendment, supplement or waiver would have a material, adverse, and disproportionate (relative to the Company Parties, the Consenting Term Lenders, or the Consenting RCF Lenders) impact on the Consenting Sponsors, the Consenting Sponsors, and (e) solely to the extent any such modification, amendment, supplement, or waiver would have a material, adverse, and disproportionate impact on a particular Consenting Stakeholder, such impacted Consenting Stakeholders. (c) Any proposed modification, amendment, waiver, or supplement that does not comply with this Section 14 shall be ineffective and void ab initio. (d) The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any Party to exercise, and no delay in exercising, any right, power, or remedy under this Agreement shall operate as a waiver of any such right, power, or remedy or any provision of this Agreement, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise of such right, power or remedy or the exercise of any other right, power or remedy. All remedies

33 under this Agreement are cumulative and are not exclusive of any other remedies provided by Law. Section 15. Mutual Releases. 15.01. Releases. (a) Releases by the Company Releasing Parties. Except as expressly set forth in this Agreement, effective on (and only upon) the Plan Effective Date or the Sale Closing Date (if the Sale Transaction occurs out of court), as applicable, and only with respect to each Party that has not terminated its obligations under this Agreement except to the extent set forth in Section 12.06 hereof, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, each Released Party shall hereby be deemed released and discharged by each and all of the Company Releasing Parties, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other Entities who may purport to assert any Cause of Action, directly or derivatively, by, through, for, or because of the foregoing Entities, from any and all Causes of Action, whether known or unknown, including any derivative claims, asserted or assertable on behalf of any of the Company Releasing Parties that such of the foregoing Entities would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim against, or interest in, a Company Releasing Party, based on or relating to, or in any manner arising from, in whole or in part, the Company Releasing Parties (including the management, ownership, or operation of the Company Parties), the purchase, sale, or rescission of any security of the Company Parties, the subject matter of, or the transactions or events giving rise to, any Company Claim/Interest that is treated in the Plan, the business or contractual arrangements between any Company Party and any Released Party, the Company Parties’ in or out of court restructuring efforts, intercompany transactions, the DIP financing, the exit financing, the Sale Transaction, the Chapter 11 Cases, this Agreement, the Definitive Documents, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with this Agreement, the Definitive Documents, or the Plan, the filing of the Chapter 11 Cases, the pursuit of confirmation, the pursuit of consummation, the administration and implementation of the Plan, including the issuance or distribution of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other act, or omission, transaction, agreement, event, or other occurrence taking place on or before the Plan Effective Date or the Sale Closing Date, as applicable. (b) Releases by the Consenting Stakeholder Releasing Parties. Except as expressly set forth in this Agreement, effective on (and only upon) the Plan Effective Date or the Sale Closing Date (if the Sale Transaction occurs out of court), as applicable, and only with respect to each Party that has not terminated its obligations under this Agreement except to the extent set forth in Section 12.06 hereof, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, each Released Party is hereby deemed released and discharged by each and all of the Consenting Stakeholder Releasing Parties, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other Entities who may purport to assert any Cause of Action, directly or derivatively, by, through, for, or because of the foregoing Entities, from any and all Causes of Action, whether known or unknown, including any derivative claims, asserted or assertable on behalf of any of the

34 Company Parties that the Consenting Stakeholder Releasing Parties would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim against, or interest in, a Company Parties, based on or relating to, or in any manner arising from, in whole or in part, the Company Parties (including the management, ownership, or operation thereof), the purchase, sale, or rescission of any security of the Company Parties or the reorganized Company Parties, the subject matter of, or the transactions or events giving rise to, any Company Claim/Interest that is treated in the Plan, the business or contractual arrangements between any Company Party and any Released Party, the Company Parties’ in- or out-of-court restructuring efforts, intercompany transactions, the DIP financing, the exit financing, the Sale Transaction, the Chapter 11 Cases, this Agreement, the Definitive Documents, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with this Agreement, the Definitive Documents, or the Plan, the filing of the Chapter 11 Cases, the pursuit of confirmation, the pursuit of consummation, the administration and implementation of the Plan, including the issuance or distribution of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other act, or omission, transaction, agreement, event, or other occurrence taking place on or before the Plan Effective Date or the Sale Closing Date, as applicable. 15.02. No Additional Representations and Warranties. Each of the Parties agrees and acknowledges that, except as expressly provided in this Agreement and the Definitive Documents, no other Party, in any capacity, has warranted or otherwise made any representations concerning any Released Claim (including any representation or warranty concerning the existence, nonexistence, validity, or invalidity of any Released Claim). Notwithstanding the foregoing, nothing contained in this Agreement is intended to impair or otherwise derogate from any of the representations, warranties, or covenants expressly set forth in this Agreement or any of the Definitive Documents. 15.03. Releases of Unknown Claims. Each of the Releasing Parties in each of the Releases contained in this Agreement expressly acknowledges that although ordinarily a general release may not extend to Released Claims which the Releasing Party does not know or suspect to exist in its favor, which if known by it may have materially affected its settlement with the party released, they have carefully considered and taken into account in determining to enter into the above Releases the possible existence of such unknown losses or claims. Without limiting the generality of the foregoing, each Releasing Party expressly waives and relinquishes any and all rights such Party may have or conferred upon it under any federal, state, or local statute, rule, regulation, or principle of common law or equity which provides that a release does not extend to claims which the claimant does not know or suspect to exist in its favor at the time of providing the Release or which may in any way limit the effect or scope of the Releases with respect to Released Claims which such Party did not know or suspect to exist in such Party’s favor at the time of providing the Release, which in each case if known by it may have materially affected its settlement with any Released Party. Each of the Releasing Parties expressly acknowledges that the Releases and covenants not to sue contained in this Agreement are effective regardless of whether those released matters or Released Claims are presently known or unknown, suspected or unsuspected, or foreseen or unforeseen.

35 15.04. Turnover of Subsequently Recovered Assets. In the event that any Releasing Party (including any successor or assignee thereof and including through any third party, trustee, debtor in possession, creditor, estate, creditors’ committee, or similar Entity) is successful in pursuing or receives, directly or indirectly, any funds, property, or other value on account of any claim, Cause of Action, or litigation against any Released Party that was released pursuant to the Release (or would have been released pursuant to the Release if the party bringing such claim were a Releasing Party), such Releasing Party (i) shall not commingle any such recovery with any of its other assets and (ii) agrees that it shall promptly turnover and assign any such recoveries to, and hold them in trust for, such Released Party. 15.05. Certain Limitations on Releases. For the avoidance of doubt, nothing in this Agreement and the Releases contained in this Section 15 shall or shall be deemed to result in the waiving or limiting by (a) the Company Parties, or any officer, director, member of any governing body, or employee or other Related Party thereof, of (i) any indemnification against any Company Party, any of their insurance carriers, or any other Entity, (ii) any rights under or as beneficiaries of any insurance policies or any contract or agreement with any Company Party or any of its Affiliates, (iii) wages, salaries, compensation, or benefits, (iv) intercompany claims, or (v) any interest held by a Company Party or other Related Party thereof; (b) the Consenting Stakeholders or the Prepetition Agent of any claims or “Obligations” under and as defined in each of the DIP Documents, Exit Facility Documents, or any other financing document (except as may be expressly amended or modified by the Plan, or any other financing document under and as defined therein); and (c) any Party or other Entity of any post-Agreement Effective Date obligations under this Agreement or post-Plan Effective Date obligations under the Plan, the Confirmation Order, the Restructuring Transaction, or any other Definitive Document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Restructuring Transactions. 15.06. Covenant Not to Sue. Each of the Releasing Parties hereby further agrees and covenants not to, and shall not, commence or prosecute, or assist or otherwise aid any other Entity in the commencement or prosecution of, whether directly, derivatively or otherwise, any Released Claims. Section 16. Miscellaneous 16.01. Acknowledgement. Notwithstanding any other provision herein, this Agreement is not and shall not be deemed to be an offer with respect to any securities or solicitation of votes for the acceptance of a plan of reorganization for purposes of sections 1125 and 1126 of the Bankruptcy Code or otherwise. Any such offer or solicitation will be made only in compliance with all applicable securities Laws, provisions of the Bankruptcy Code, and/or other applicable Law. 16.02. Exhibits Incorporated by Reference; Conflicts. Each of the exhibits, annexes, signatures pages, and schedules attached hereto is expressly incorporated herein and made a part of this Agreement, and all references to this Agreement shall include such exhibits, annexes, and schedules. In the event of any inconsistency between this Agreement (without reference to the exhibits, annexes, and schedules hereto) and the exhibits, annexes, and schedules hereto, this Agreement (without reference to the exhibits, annexes, and schedules thereto) shall govern.

36 16.03. Further Assurances. Subject to the terms of this Agreement, each Party hereby covenants and agrees to cooperate with each other in good faith with respect to the pursuit, approval, implementation, and consummation of the Restructuring Transactions, the Sale Transaction, the Recapitalization Transaction, and the Plan. Subject to the other terms of this Agreement, the Parties agree to execute and deliver such other instruments and perform such acts, in addition to the matters herein specified, as may be reasonably appropriate or necessary, or as may be required by order of the Bankruptcy Court, from time to time, to effectuate the Restructuring Transactions, as applicable. 16.04. Complete Agreement. Except as otherwise explicitly provided herein, this Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements, oral or written, among the Parties with respect thereto, other than any Confidentiality Agreement. 16.05. GOVERNING LAW; SUBMISSION TO JURISDICTION; SELECTION OF FORUM. THIS AGREEMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. Each Party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement, to the extent possible, in the Bankruptcy Court, and solely in connection with claims arising under this Agreement: (a) irrevocably submits to the exclusive jurisdiction of the Bankruptcy Court; (b) waives any objection to laying venue in any such action or proceeding in the Bankruptcy Court; and (c) waives any objection that the Bankruptcy Court is an inconvenient forum or does not have jurisdiction over any Party hereto. 16.06. TRIAL BY JURY WAIVER. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. 16.07. Execution of Agreement. This Agreement may be executed and delivered in any number of counterparts and by way of electronic signature and delivery, each such counterpart, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement. Except as expressly provided in this Agreement, each individual executing this Agreement on behalf of a Party has been duly authorized and empowered to execute and deliver this Agreement on behalf of said Party. 16.08. Rules of Construction. This Agreement is the product of negotiations among the Company Parties and the Consenting Stakeholders, and in the enforcement or interpretation hereof, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Agreement, or any portion hereof, shall not be effective in regard to the interpretation hereof. The Company Parties and the Consenting Stakeholders were each represented by counsel during the negotiations and drafting of this Agreement and continue to be represented by counsel.

37 16.09. Successors and Assigns; Third Parties. This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors and permitted assigns, as applicable. Other than with respect to the Released Parties and the Parties referenced in Section 16.12, there are no third party beneficiaries under this Agreement, and the rights or obligations of any Party under this Agreement may not be assigned, delegated, or transferred to any other person or Entity. 16.10. Relationship Among the Parties. It is understood and agreed that no Party to this Agreement has any duty of trust or confidence in any form with any other Party, and, except as provided in this Agreement, there are no agreements, commitments, or undertakings between or among them. In this regard, it is understood and agreed that any Party to this Agreement may trade in Company Claims/Interests without the consent of the Company Parties, as the case may be, or any other Party, subject to applicable securities laws, the terms of any applicable non- disclosure agreement, and the terms of this Agreement; provided that no Party shall have any responsibility for any such trading by any other Party by virtue of this Agreement. No prior history, pattern, or practice of sharing confidences among or between the Parties shall in any way affect or negate this understanding and agreement. 16.11. Notices. All notices hereunder shall be deemed given if in writing and delivered, by electronic mail, courier, or registered or certified mail (return receipt requested), to the following addresses (or at such other addresses as shall be specified by like notice): (a) if to a Company Party, to: Company Cyxtera Technologies, Inc. Attention: Victor Semah, Chief Legal Counsel E-mail address: victor.semah@cyxtera.com with copies to: Kirkland & Ellis LLP 601 Lexington Avenue New York, NY 10022 Attention: Christopher Marcus, Derek I. Hunter E-mail addresses: christopher.marcus@kirkland.com derek.hunter@kirkland.com (b) if to a Consenting Term Lender, to: Gibson, Dunn & Crutcher LLP 200 Park Ave New York, NY 10166 Attention: Scott J. Greenberg, Steven Domanowski E-mail addresses: sgreenberg@gibsondunn.com, sdomanowski@gibsondunn.com (c) if to a Consenting Sponsor, to:

38 Latham & Watkins LLP 1271 6th Avenue New York, NY 10020 Attention: George A. Davis, Joseph C. Celentino E-mail addresses: george.davis@lw.com, joe.celentino@lw.com Any notice given by delivery, mail, or courier shall be effective when received. 16.12. Independent Due Diligence and Decision Making. Each Consenting Stakeholder hereby confirms for the benefit of the Company Parties (including for the benefit of any Party acting on behalf of any of the Company Parties, including any financial or other professional advisors of any of the foregoing) that (i) it has the requisite knowledge and experience in financial and business matters so that it is capable of evaluating the merits and risks of the securities that may be acquired by it pursuant to the Restructuring Transactions contemplated hereby and has had such opportunity as it has deemed adequate to obtain such information as is necessary to permit such Party to evaluate the merits and risks of the securities that may be acquired by it pursuant to the Restructuring Transactions contemplated hereby, and (ii) that its decision to execute this Agreement and participate in any of the Restructuring Transactions contemplated hereby has been based upon its independent investigation of the operations, businesses, financial and other conditions, and prospects of the Company Parties and/or the Restructuring Transactions, and such decision is not in reliance upon any representations or warranties of any other Party (or such other Party’s financial or other professional advisors) other than those contained in the Definitive Documents. 16.13. Enforceability of Agreement. Each of the Parties to the extent enforceable waives any right to assert that the exercise of termination rights under this Agreement is subject to the automatic stay provisions of the Bankruptcy Code, and expressly stipulates and consents hereunder to the prospective modification of the automatic stay provisions of the Bankruptcy Code for purposes of exercising termination rights under this Agreement, to the extent the Bankruptcy Court determines that such relief is required. 16.14. Waiver. If the Restructuring Transactions are not consummated, or if this Agreement is terminated for any reason, the Parties fully reserve any and all of their rights. Pursuant to Federal Rule of Evidence 408 and any other applicable rules of evidence, this Agreement and all negotiations relating hereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms or the payment of damages to which a Party may be entitled under this Agreement. 16.15. Specific Performance. It is understood and agreed by the Parties that money damages would be an insufficient remedy for any breach of this Agreement by any Party, and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief (without the posting of any bond and without proof of actual damages) as a remedy of any such breach, including an order of the Bankruptcy Court or other court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder.

39 16.16. Several, Not Joint, Claims. Except where otherwise specified, the agreements, representations, warranties, and obligations of the Parties under this Agreement are, in all respects, several and not joint. 16.17. Severability and Construction. If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid, or unenforceable, the remaining provisions shall remain in full force and effect if essential terms and conditions of this Agreement for each Party remain valid, binding, and enforceable. 16.18. Remedies Cumulative. All rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at Law or in equity shall be cumulative and not alternative, and the exercise of any right, power, or remedy thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power, or remedy by such Party. 16.19. Capacities of Consenting Stakeholders. Each Consenting Stakeholder has entered into this agreement on account of all Company Claims/Interests that it holds (directly or through discretionary accounts that it manages or advises) and, except where otherwise specified in this Agreement, shall take or refrain from taking all actions that it is obligated to take or refrain from taking under this Agreement with respect to all such Company Claims/Interests. 16.20. Survival. Notwithstanding (i) any Transfer of any Company Claims/Interests in accordance with this Agreement or (ii) the termination of this Agreement in accordance with its terms, the agreements and obligations of the Parties in Section 15 and the Confidentiality Agreements (in accordance with their terms) shall survive such Transfer and/or termination and shall continue in full force and effect for the benefit of the Parties in accordance with the terms hereof and thereof. Notwithstanding the foregoing, the Parties acknowledge and agree that if this Agreement is terminated prior to the Sale Closing Date (if the Sale Transaction occurs out of court) or the Plan Effective Date, then Section 15 shall not survive such termination, and the Releases set forth therein shall have no force or effect. 16.21. Email Consents. Where a written consent, acceptance, approval, or waiver is required pursuant to or contemplated by this Agreement, pursuant to Section 3, Section 14, or otherwise, including a written approval by the Company Parties or the Required Consenting Stakeholders, such written consent, acceptance, approval, or waiver shall be deemed to have occurred if, by agreement between counsel to the Parties submitting and receiving such consent, acceptance, approval, or waiver, it is conveyed in writing (including electronic mail) between each such counsel without representations or warranties of any kind on behalf of such counsel. IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the day and year first above written.

Company Parties’ Signature Page to the Restructuring Support Agreement CYXTERA COMMUNICATIONS, LLC CYXTERA DATA CENTERS, INC. CYXTERA DC HOLDINGS, INC. CYXTERA DC PARENT HOLDINGS, INC. CYXTERA FEDERAL GROUP, INC. CYXTERA MANAGEMENT, INC. CYXTERA NETHERLANDS B.V. CYXTERA TECHNOLOGIES, INC. CYXTERA TECHNOLOGIES MARYLAND, INC. CYXTERA HOLDINGS, LLC CYXTERA EMPLOYER SERVICES, LLC CYXTERA TECHNOLOGIES, LLC CYXTERA CANADA, LLC CYXTERA DIGITAL SERVICES, LLC CYXTERA COMMUNICATIONS CANADA, ULC CYXTERA CANADA TRS, ULC CYXTERA TECHNOLOGY UK LIMITED CYXTERA UK TRS LIMITED By: Name: Carlos I. Sagasta Authorized Signatory

Consenting Stakeholder Signature Page to the Restructuring Support Agreement [CONSENTING STAKEHOLDER] _____________________________________ Name: Title: Address: E-mail address(es): Aggregate Amounts Beneficially Owned or Managed on Account of: RCF Claims Term Loan Claims Equity Interests

EXHIBIT A Company Parties

EXHIBIT B Restructuring Term Sheet

CYXTERA TECHNOLOGIES, INC., ET AL. RESTRUCTURING TERM SHEET May 4, 2023 This term sheet (the “Term Sheet”) summarizes the material terms and conditions of proposed transactions (the “Restructuring Transactions”) to restructure the existing indebtedness of, and equity interests in, Cyxtera Technologies, Inc. and its direct and indirect subsidiaries (“Cyxtera,” or the “Company”). The Restructuring Transactions will be consummated through a Sale Transaction or the Plan filed in the Chapter 11 Cases on the terms, and subject to the conditions, set forth in the Restructuring Support Agreement (together with the exhibits and schedules attached to such agreement, including this Term Sheet, each as may be amended, restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof, the “RSA”).1 THIS TERM SHEET IS NEITHER AN OFFER WITH RESPECT TO ANY SECURITIES NOR A SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN WITHIN THE MEANING OF SECTION 1125 OF THE BANKRUPTCY CODE. ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE. NOTHING CONTAINED IN THIS TERM SHEET SHALL BE AN ADMISSION OF FACT OR LIABILITY. THIS TERM SHEET DOES NOT ADDRESS ALL TERMS THAT WOULD BE REQUIRED IN CONNECTION WITH THE PROPOSED RESTRUCTURING TRANSACTIONS OR THAT WILL BE SET FORTH IN THE DEFINITIVE DOCUMENTATION. Without limiting the generality of the foregoing, this Term Sheet and the undertakings contemplated herein are subject in all respects to the negotiation, execution, and delivery of definitive documentation acceptable to the Company and the Consenting Lenders, as applicable. The regulatory, tax, accounting, and other legal and financial matters and effects related to the Restructuring Transactions and any related restructuring or similar transaction have not been fully evaluated and any such evaluation may affect the terms and structure of any Restructuring Transactions or related transactions. This Term Sheet is proffered in the nature of a settlement proposal in furtherance of settlement discussions. Accordingly, this Term Sheet and the information contained herein are entitled to protection from any use or disclosure to any party or person pursuant to Rule 408 of the Federal Rules of Evidence and any other applicable rule, statute, or doctrine of similar import protecting the use or disclosure of confidential settlement discussions. 1 Terms used but not defined herein shall have the meanings ascribed to them elsewhere in this Term Sheet or in the RSA to which this Term Sheet is attached.

2 OVERVIEW Restructuring Summary The Restructuring Transactions will be accomplished through either (i) a potential Sale Transaction or (ii) a potential recapitalization of the Company’s balance sheet (the “Recapitalization Transaction”) implemented through cases (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the Bankruptcy Court pursuant to the RSA. To the extent the Company pursues the Recapitalization Transaction, the RSA will obligate the Company and Consenting Lenders to support a plan of reorganization (the “Plan”) that will effectuate the Restructuring Transactions on the terms and conditions set forth in this Term Sheet. To the extent the Company pursues a Sale Transaction, the Restructuring Transactions may be effectuated either out of court or in the Chapter 11 Cases, including pursuant to the Plan. This Term Sheet contemplates a restructuring in two potential phases: i. The Marketing Process (Phase 1). In late March / early April 2023, the Company, with the assistance of their investment banker, Guggenheim Securities, LLC, launched a marketing process (the “Marketing Process”) to determine the highest and best bona fide offer, in the Company’s business judgment, to purchase some or all of the Company’s business enterprise (the “Sale Transaction”). The Sale Transaction may be implemented, at the reasonable discretion of the Company and the Required Consenting Term Lenders, either out of court or in court through the Chapter 11 Cases, including through the Plan. ii. Recapitalization Transaction (Phase 2). To the extent the Marketing Process does not result in an Acceptable Transaction by the Sale Closing Date, or if one or more of the other Toggle Trigger Events occurs, the Company shall promptly terminate the Marketing Process (unless otherwise agreed by the Required Consenting Term Lenders) and, within 5 Business Days of the Toggle Date, commence the Chapter 11 Cases to implement the Recapitalization Transaction as set forth in this Term Sheet, the RSA, and the other Definitive Documents. In the event that the Company Parties and Required Consenting Term Lenders agree to continue the Marketing Process and/or consummate a Sale Transaction in the Chapter 11 Cases, including through the Plan, then the Company Parties and Required Consenting Term Lenders agree to negotiate, in good faith, any necessary and conforming changes to the terms hereunder. Current Indebtedness The Company is subject to the following prepetition obligations: • RCF Claims. The Company is party to that certain first lien, multi-currency revolving credit facility (the “Revolving Credit Facility”) issued pursuant to that certain First Lien Credit Agreement, dated as of May 1, 2017, by and among Cyxtera DC Parent Holdings, Inc., Colorado Buyer Inc., as borrower, the first lien lenders party thereto, and Citibank, N.A. as administrative and collateral agent (as amended, supplemented, or otherwise modified from time to time, the “First Lien Credit Agreement”). As of the date hereof,

3 approximately $102,053,125 in unpaid aggregate principal amount is outstanding under the Revolving Credit Facility, plus accrued but unpaid interest, fees, premiums, and all other obligations, amounts, and expenses arising under or in connection with the Revolving Credit Facility (such amounts, the “RCF Claims”); • Term Loan Claims. The Company is party to that certain first lien term loan credit facility issued pursuant to the First Lien Credit Agreement (the “Term Loan Facility,” and the Term Loan Facility together with the Revolving Credit Facility, the “First Lien Facilities”). As of the date hereof, approximately $864,387,500 in aggregate principal amount is outstanding under the Term Loan Facility, plus accrued but unpaid interest, fees, premiums, and all other obligations, amounts, and expenses arising under or in connection with the Term Loan Facility (such amounts the “Term Loan Claims,” and the Term Loan Claims together with the RCF Claims, the “First Lien Claims”); • Receivables Facility Claims. The Company participates in an Accounts Receivable Sales Program with PNC Bank, National Association, and certain other parties (the “A/R Program”). As of the date hereof, the Company owes an aggregate of approximately $37,500,000 in connection with the A/R Program (such amounts, the “Receivables Facility Claims”); • Lease Claims. The Company is party to certain finance and operational leases, installment sale agreements, conditional sale agreements, hire purchase agreements, or similar instruments or secured loans that the Company enters into, as lessee, buyer, or debtor in relation to the equipment subject thereto (the “Leases,” and claims under such Leases, the “Lease Claims”); and • Existing Equity Interests. The Company has issued Class A common stock, which common stock trades on the Nasdaq Stock Market LLC under ticker symbol CYXT (the “Existing Common Stock,” and any interests arising from the Existing Common Stock at any given time prior to the Plan Effective Date, if any, the “Equity Interests”). THE MARKETING PROCESS (PHASE 1) Sale Process and Selection of a Winning Bid The Company shall conduct the Marketing Process, in consultation with the AHG, according to the Out-of-Court Milestones and commitments set forth in the RSA and in a manner intended to minimize time, risk, and cost of execution in the Company’s business judgment and to maximize value. The Company will review each Final Bid that contemplates an Acceptable Transaction (“Acceptable Bids”). If the Company determines, in its business judgment and consistent with its fiduciary duties, and in consultation with the AHG, that any Acceptable Bid constitutes the most value maximizing transaction available to the Company, the Company shall select the applicable Acceptable Bid as the winning bid (the “Winning Bid”) and, upon consent of the Required

4 Consenting Term Lenders, work expeditiously to consummate the transaction contemplated thereby (the “Winning Transaction”). First Lien Credit Agreement Amendment The First Lien Credit Agreement shall be amended (such amendment, the “First Lien Credit Agreement Amendment”) to include, among other things, and in each case as reasonably acceptable to the AHG and the Company, (i) the Liability Management Protections; (ii) the removal or limitation of all non-ordinary course capacity with respect to negative covenants, including permitted indebtedness, permitted liens, permitted investments, restricted payments, asset dispositions and reinvestment rights, affiliate transactions, fundamental changes, and sale leaseback transactions; and (iii) a limited carve out to permit incurrence of the Bridge Facility. The First Lien Credit Agreement Amendment shall close concurrently with the Bridge Facility. Bridge Financing In support of the Marketing Process and the Restructuring Transactions, certain of the Consenting Term Lenders shall provide the Company, concurrently with entry into the RSA, with a super-senior secured term loan financing facility in an aggregate principal amount of $50 million (the “Bridge Facility,” and such lenders, the “Bridge Facility Lenders”) on terms reasonably acceptable to the AHG and the Company, which terms shall in any event include: • Timing: The documents governing the Bridge Facility shall become effective, and proceeds thereof shall be disbursed, concurrently with the First Lien Credit Agreement Amendment and in any event no later than May 4, 2023. A portion of the Bridge Facility proceeds may, at the election of the Company and Required Consenting Term Lenders, be funded into escrow and/or subject to a delayed draw mechanic. • Participation: At the election of the Required Consenting Term Lenders, participation may be made available to all holders of First Lien Claims on a pro rata basis, subject to a customary backstop by certain of the Consenting Term Lenders (the “Backstop Parties”), which shall be in form and substance acceptable to the AHG and the Company. • Maturity: Coterminous with the existing maturity date of the Term Loan Facility. • Interest: SOFR plus 500 bps. • Backstop Fee: 600 bps, payable in cash at closing pro rata to the Backstop Parties. • Commitment Fee: 300 bps, payable in cash at closing pro rata to the Bridge Facility Lenders, including, for the avoidance of doubt, the Backstop Parties. • Priority: The Bridge Facility shall be senior in right of payment to the Term Loan Facility and shall be secured by a pari passu lien on all collateral securing the Term Loan Facility (the “Bridge Financing Liens”).

5 • Collateral: In addition to the Bridge Financing Liens, the Bridge Facility shall be secured by (i) deposit account control agreements over certain of the Company’s bank accounts, and (ii) additional collateral and guarantees from additional guarantors in any case mutually acceptable to both the AHG and the Company. • Covenants: Covenants shall, among other things, (i) not permit non-ordinary course capacity with respect to negative covenants unless otherwise agreed by the AHG and (ii) include the Liability Management Protections. • Rating Requirement. The Company shall use commercially reasonable efforts to obtain a rating for the Bridge Facility from each of Moody’s and S&P. Staple Financing2 In connection with any Sale Transaction and at the option of the Company, and provided that the Winning Transaction contemplates an equity investment of no less than 40% of the Sale Enterprise Value (unless otherwise agreed to by the Required Consenting Term Lenders), the Term Loan Lenders shall provide a staple financing facility according to the following terms (the “Staple Financing Facility” and the loans advanced pursuant thereto, the “Staple Financing Loans”): • Lenders: The Term Loan Lenders. • Principal Amount: No greater than $600 million. • Priority/Collateral: The Staple Financing Facility shall be secured by first priority liens on (i) all Collateral and (ii) all Unencumbered Assets of the Loan Parties. Certain non-Loan Parties acceptable to the Required Consenting Term Lenders (the “Additional Guarantors”) shall also provide additional guarantees for the benefit of the Staple Financing Facility. • Loan Parties: All Loan Parties and Guarantors, plus the Additional Guarantors • Interest: The Staple Financing Loans shall bear interest (such interest, the “Staple Interest”) at a rate equal to (a) if the Company achieves the Staple Rating Requirement, SOFR plus 500bps plus a credit spread adjustment of 0.26161%; or (b) if the Company fails to achieve the Staple Rating Requirement, SOFR plus 550bps plus a credit spread adjustment of 0.26161%. In the event that the Staple Interest is determined in accordance with clause (a) of the preceding sentence, 50–150 bps shall be payable in kind at the option of the Company and the balance shall be payable in cash; in the event that the Staple Interest is determined in accordance with clause (b) of the preceding sentence, 50–200 bps shall be payable in kind at the option of 2 Terms used but not defined in this section shall have the meanings set forth in that certain First Lien Collateral Agreement dated as of May 1, 2017, by and among Cyxtera DC Parent Holdings, Inc., Colorado Buyer Inc., the other guarantors from time to time party thereto, and Citibank, N.A., as collateral agent (“First Lien Collateral Agreement”).

6 the Company and the balance shall be payable in cash. In any event, the Staple interest shall be paid quarterly. • OID: 1.5 percent • Amortization: The Staple Financing Loans shall amortize at 1 percent per annum, paid in quarterly installments. • Maturity: Five years from the effective date of the Staple Financing Effective Date. • Call Protection: The Staple Financing Facility shall be callable (i) at a 1 percent penalty for the first year following the Staple Financing Effective Date and (ii) without penalty thereafter. • Covenants: Covenants shall be determined by mutual agreement between the Company and the AHG but in any event shall include: (a) a carve-out to allow for the incurrence of a new money revolving credit facility in a minimum amount to be agreed by the Company and the Required Consenting Term Lenders; (b) no non-ordinary course capacity with respect to negative covenants, subject to certain exceptions satisfactory to the Required Consenting Term Lenders; (c) the Liability Management Protections, which shall be included as sacred rights; and (d) financial covenants acceptable to the Required Consenting Term Lenders, including, in any event, a minimum cash or liquidity covenant acceptable to the Required Consenting Term Lenders. • Rating Requirement. The Company shall use commercially reasonable efforts to obtain a rating for the Staple Financing Facility of no worse than B3 and B- from Moody’s and S&P, respectively, within 30 days of the Staple Financing Effective Date (the “Staple Rating Requirement”). Treatment of Claims and Interests The Company’s balance sheet shall be unaffected by the Sale Transaction except as otherwise set forth below: • Revolving Credit Facility: Following the Sale Closing Date (if the Sale Transaction closes out of court), either (i) the Revolving Credit Facility shall be refinanced in full; or (ii) the First Lien Credit Agreement shall be amended such that the maturity date of the Revolving Credit Facility is extended to be coterminous with the Staple Financing Facility. • Bridge Facility: Following the Sale Closing Date (if the Sale Transaction closes out of court), unless otherwise agreed to by Bridge Facility Lenders holding at least two-thirds in aggregate principal amount of the then- outstanding Bridge Facility Loans, each holder of Bridge Facility Loans shall receive its Pro Rata share of the Par Plus Recovery, and (ii) solely to the extent such holder is a Consenting Term Lender, its Pro Rata share of the Excess Term Loan Recovery, if applicable. • Term Loan Facility: Following the Sale Closing Date (if the Sale Transaction closes out of court), unless otherwise agreed to by the Required Consenting

7 Term Lenders, each holder of a Term Loan Claim shall receive (i) its Pro Rata share of the Par Plus Recovery and (ii) solely to the extent such holder is a Consenting Term Lender, its Pro Rata share of the Excess Term Loan Recovery, if applicable. • Existing Common Stock: Following the Sale Closing Date (if the Sale Transaction closes out of court), holders of the Existing Common Stock shall receive (i) their pro rata share of the Sale Equity Distribution and (ii) their pro rata share of the Excess Equity Recovery, if applicable; provided that if holders of Existing Common Stock receive or retain, following a Sale Transaction, value in excess of the Minimum Equity Value, such excess shall reduce the Minimum Equity Value on a dollar-for-dollar basis unless holders of Bridge Facility Claims and Term Loan Claims have received their Pro Rata share of the Par Plus Recovery. Company Status The Company may be public or private following consummation of the Sale Transaction, if any. THE RECAPITALIZATION TRANSACTION (PHASE 2) General Unless otherwise agreed to by the Required Consenting Term Lenders, the Company shall toggle from pursuing the Sale Transaction to pursuing the Recapitalization Transaction upon the occurrence of one or more of the following (each, a “Toggle Trigger Event”): i. any Out-of-Court Milestone is breached; ii. no Acceptable IOI is received by the IOI Deadline; iii. no Acceptable Bid is received by the Final Bid Deadline; iv. on the Sale Closing Date, the Company is unable to, or in the reasonable judgment of both the Company and the Required Consenting Term Lenders will not be able to (a) satisfy the Minimum Sale Proceeds Requirement and/or (b) retain the Minimum Required Liquidity as contemplated in this Term Sheet; or v. the Marketing Process is terminated. Notwithstanding anything to the contrary herein or in the RSA, unless otherwise agreed to by the Required Consenting Term Lenders, the Company shall file the Chapter 11 Cases on the earlier of (a) May 14, 2023, and (b) within 5 Business Days following the Toggle Date. DIP Financing Pursuant to the Recapitalization Transaction, the Company shall seek approval of a non-amortizing, super-senior secured debtor-in-possession financing facility (the “DIP Facility,” the loans advanced thereunder, the “DIP Loans,” and the lenders thereunder, the “DIP Lenders”) subject to a competitive marketing process. If the DIP Facility is provided by certain Consenting Term Lenders, then (i) the DIP Facility shall be made available to all Consenting Lenders on a pro rata basis; (ii) the DIP Facility shall convert into the First-Out Take-Back Debt Facility on the Plan Effective Date; (iii) the adequate protection provided by the Company to

8 the DIP Lenders shall include (x) current payment in cash of default interest on account of such DIP Lenders’ Term Loan Claims and, as applicable, Bridge Facility Claims, and (y) payment of the DIP Lenders’ reasonable, documented professional fees incurred during the Chapter 11 Cases, among other adequate protection acceptable to the DIP Lenders, the Required Consenting Term Lenders, and the Company; and (iv) the Company shall use commercially reasonable efforts to obtain a rating for the DIP Facility from each of Moody’s and S&P. Subject to a standard market check, unless otherwise consented to by the Required Consenting Term Lenders, the Bridge Facility shall, at the election of the Required Consenting Term Lenders, either be (i) refinanced by the DIP Facility or (ii) roll into the DIP Facility on a pari passu or senior basis upon entry of the final DIP Order. Any roll-up ratio shall be acceptable to the Required Consenting Term Lenders and the Company. Exit Financing On the Plan Effective Date, the reorganized Company (the “Reorganized Cyxtera”) shall enter into the following Exit Facilities: (i) a senior secured, first lien “first-out” term loan facility (the “First-Out Take-Back Debt Facility”), and (ii) a senior secured, first lien “second-out” term loan facility (the “Second-Out Take-Back Debt Facility” and, together with the First-Out Take-Back Debt Facility, the “Exit Facilities”). The terms, conditions, structure, and principal amount of the Exit Facilities shall be in form and substance acceptable to the Required Consenting Term Lenders and the Company. In any event, the aggregate quantum of the First-Out Take-Back Debt Facility and the Second-Out Take-Back Debt Facility shall not exceed 60 percent of Standalone Enterprise Value, unless otherwise agreed by the Required Consenting Term Lenders and the Company. CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS UNDER THE RECAPITALIZATION TRANSACTION Type of Claim Treatment Impairment / Voting Unclassified Non-Voting Claims DIP Claims On the Plan Effective Date, each holder of an allowed DIP Claim shall receive either (i) its pro rata share of the First-Out Take-Back Debt Facility or (ii) payment in full in cash. N/A Administrative Claims Each holder of an allowed administrative claim, including claims of the type described in section 503(b)(9) of the Bankruptcy Code to the extent such claim has not already been paid during the Chapter 11 Cases (each, an “Administrative Claim”), shall receive payment in full, in cash, of the unpaid portion of its allowed Administrative Claim on the Plan Effective Date or as soon as reasonably practicable thereafter (or, if payment is not then due, shall be paid in accordance with its terms) or pursuant to such other terms as N/A

9 may be agreed to by the holder of such Administrative Claim and the Company. Priority Tax Claims Each holder of an allowed claim described in section 507(a)(8) of the Bankruptcy Code, to the extent such claim has not already been paid during the Chapter 11 Cases (collectively, the “Priority Tax Claims”), shall be treated in accordance with section 1129(a)(9)(C) of the Bankruptcy Code. N/A Classified Claims and Interests Other Priority Claims Each holder of an allowed claim described in section 507(a) of the Bankruptcy Code other than a Priority Tax Claim, to the extent such claim has not already been paid during the Chapter 11 Cases (collectively, the “Other Priority Claims”), shall receive payment in full, in cash, of the unpaid portion of its Other Priority Claim on the Plan Effective Date or as soon as reasonably practicable thereafter (or, if payment is not then due, shall be paid in accordance with its terms) or pursuant to such other terms as may be agreed to by the holder of an Other Priority Claim and the Company. Unimpaired / Deemed to Accept Other Secured Claims Each holder of an allowed prepetition secured claim other than a First Lien Claim (each, an “Other Secured Claim”), shall receive, in the discretion of the Company Parties and the Required Consenting Term Lenders, either (i) payment in full in cash of the unpaid portion of its Other Secured Claim on the Plan Effective Date or as soon as reasonably practicable thereafter (or if payment is not then due, shall be paid in accordance with its terms), (ii) reinstatement pursuant to section 1124 of the Bankruptcy Code, or (iii) such other recovery necessary to satisfy section 1129 of the Bankruptcy Code. Unimpaired / Deemed to Accept First Lien Claims Allowance. The First Lien Claims shall be allowed in an aggregate principal amount of no less than $966,440,625, plus interest, fees, premiums, and all other obligations, amounts and expenses due and owing under the First Lien Facilities as of the Plan Effective Date pursuant to the First Lien Credit Agreement or related documents (including accrued but unpaid post-petition interest at the default contract rate). Treatment. On the Plan Effective Date or as soon as reasonably practicable thereafter, except to the extent that a holder of a First Lien Claim agrees to less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each allowed First Lien Claim, each holder of a First Lien Claim shall receive its pro rata share of (a) the Second-Out Take-Back Debt Facility; and (b) 100 percent of the New Common Stock, subject to dilution by (i) the Recapitalization MIP, (ii) the Equity Recovery Stock Impaired / Entitled to Vote

10 Component, and (iii) any rights offering acceptable to the Required Consenting Term Lenders and the Company. Receivables Facility Claims In full and final satisfaction of their claims, on the Plan Effective Date, holders of Receivables Facility Claims shall receive treatment sufficient to render them unimpaired in accordance with section 1124 of the Bankruptcy Code. Unimpaired / Deemed to Accept General Unsecured Claims Except to the extent that a holder of an allowed general unsecured claim (each, a “General Unsecured Claim”) agrees to less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each allowed General Unsecured Claim, each holder of a General Unsecured Claim shall receive, in the discretion of the Company Parties and the Required Consenting Term Lenders: (A) in the event the Recapitalization Transaction is consummated through Pre-Packaged Chapter 11 Cases, either (i) reinstatement of such allowed General Unsecured Claim pursuant to section 1124 of the Bankruptcy Code; (ii) payment in full in cash on (a) the Plan Effective Date or as soon as reasonably practicable thereafter, or (b) the date on which such payment would be due in the ordinary course of business in accordance with the terms and conditions of the particular transaction giving rise to such allowed General Unsecured Claim; or (iii) such other recovery as may be agreed to by the holder of a General Unsecured Claim, the Company, and the Required Consenting Term Lenders; or (B) in the event the Recapitalization Transaction is not consummated through Pre-Packaged Chapter 11 Cases, to-be-determined treatment acceptable to the Required Consenting Term Lenders and the Company. Unimpaired / Deemed to Accept or Impaired / Entitled to Vote or Impaired / Deemed to Reject Section 510(b) Claims On the Plan Effective Date, allowed claims arising under section 510(b) of the Bankruptcy Code (each, a “510(b) Claim”), if any, shall be cancelled without any distribution, and such holders of 510(b) Claims will receive no recovery. Impaired / Deemed to Reject Intercompany Claims Claims held by one Company Entity against another Company Entity (each, an “Intercompany Claim”) may be reinstated as of the Plan Effective Date or, at Cyxtera’s or Reorganized Cyxtera’s option, may be cancelled, and no distribution shall be made on account of such claims. Unimpaired / Deemed to Accept or Impaired / Deemed to Reject

11 Intercompany Interests Interests in a Company Entity held by another Company Entity (each, an “Intercompany Interest”) may be reinstated as of the Plan Effective Date or, at Cyxtera’s or Reorganized Cyxtera’s option, be cancelled, and no distribution shall be made on account of such interests. Unimpaired / Deemed to Accept or Impaired / Deemed to Reject Existing Equity Interests On the Plan Effective Date or as soon as reasonably practicable thereafter, except to the extent that a holder of an Equity Interest agrees to less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each allowed Equity Interest, each holder of an Equity Interest shall receive: (A) in the event the Recapitalization Transaction is consummated through Pre-Packaged Chapter 11 Cases, its pro rata share of the Equity Recovery Pool. In such case, the Plan shall provide for the funding of a value recovery pool in an amount no less than the Equity Plan Recovery Amount for distribution to holders of Equity Interests on a pro rata basis (the “Equity Recovery Pool”). The Equity Recovery Pool shall be in a form acceptable to the Required Consenting Term Lenders; or (B) in the event the Recapitalization Transaction is not consummated through Pre-Packaged Chapter 11 Cases, no recovery. In such case, the Equity Interests shall be cancelled and extinguished. Impaired / Entitled to Vote or Impaired / Deemed to Reject OTHER TERMS OF THE PLAN Management Equity Incentive Plan In the event of a Recapitalization Transaction, the Plan shall provide that up to 10% of the value of the New Common Stock as of the Plan Effective Date on a fully diluted basis shall be issued in connection with a management incentive plan (the “Recapitalization MIP”) on terms acceptable to the Required Consenting Term Lenders and the Company. The issuance of any awards under the Recapitalization MIP shall be at the discretion of the new board of directors of reorganized Cyxtera. Executory Contracts and Unexpired Leases The Plan shall provide that executory contracts and unexpired leases that are not rejected as of the Plan Effective Date (either pursuant to the Plan or a separate motion) will be deemed assumed pursuant to section 365 of the Bankruptcy Code. Allowed claims arising from the rejection of any of the Company’s executory contracts and unexpired leases shall be classified as General Unsecured Claims. Cyxtera shall seek to reject such leases as may be determined by the Company with the consent of the Required Consenting Term Lenders.

12 Retained Causes of Action Reorganized Cyxtera shall retain all rights to commence and pursue any causes of action other than any causes of action released or exculpated in the Plan (including, without limitation, by the Company) pursuant to the release and exculpation provisions outlined in this Term Sheet, the RSA, or any other Definitive Document. Plan Releases and Exculpations The Plan shall include customary exculpation provisions and releases of claims, litigations, or other causes of action arising on or before the Plan Effective Date. Corporate Governance Documents In connection with the Plan Effective Date, and consistent with section 1123(a)(6) of the Bankruptcy Code, Reorganized Cyxtera shall adopt customary corporate governance documents, including amended and restated certificates of incorporation, bylaws, and shareholders’ agreements in form and substance reasonably acceptable to Reorganized Cyxtera and the Required Consenting Term Lenders. New Board of Directors On and immediately following the Plan Effective Date, the board of directors of Reorganized Cyxtera shall be acceptable to the Required Consenting Term Lenders, including, without limitation, with respect to the number and identity of the directors. Tax Issues The Parties will use commercially reasonable efforts to structure the Restructuring Transactions to preserve favorable tax attributes. The tax structure of the Restructuring Transactions shall otherwise be acceptable to the Required Consenting Term Lenders and the Company.

DEFINITIONS “Acceptable IOI” means an IOI that contemplates an Acceptable Transaction. “Acceptable Transaction” means, unless otherwise agreed to by the Required Consenting Term Lenders, a Sale Transaction that, at a minimum: (i) provides the Company with Net Sale Proceeds no less than the Par Plus Value and (ii) leaves the Company with no less than the Minimum Required Liquidity. “AHG” means an ad hoc group of certain holders of Term Loan Claims represented by Gibson, Dunn & Crutcher LLP and Houlihan Lokey Capital, Inc. “Bridge Facility Claims” means claims arising on account of the Bridge Facility Loans. “Bridge Facility Loans” means loans issued pursuant to the Bridge Facility. “DIP Claims” means claims arising on account of a DIP Loan. “Equity Plan Recovery Amount” means an amount equal to the lesser of (i) $20 million, and (ii) 4.75% of Plan Equity Value, subject to dilution by the Recapitalization MIP and any rights offering acceptable to the Required Consenting Term Lenders and the Company. “Equity Recovery Cash Component” means an amount of cash equal to the Equity Plan Recovery Amount less the value of the Equity Recovery Stock Component. “Equity Recovery Stock Component” means an amount of New Common Stock to be determined by the Required Consenting Term Lenders and the Company, subject to dilution by the Recapitalization MIP. “Excess Equity Recovery” means 0.925 multiplied by the amount by which Net Sale Proceeds exceed the Par Plus Value. “Excess Term Loan Recovery” means 0.075 multiplied by the amount by which Net Sale Proceeds exceed the Par Plus Value. “Liability Management Protections” means (i) a provision prohibiting payment or lien subordination of the Term Loan Claims, (ii) a “Chewy protection” provision, (iii) a “J. Crew protection” provision, which shall be applicable to both unrestricted subsidiaries and non-loan parties, (iv) an “Incora protection” provision, and (v) a provision prohibiting the Company from engaging in non-cash open market purchases, each of which shall be acceptable to the Required Consenting Term Lenders. “Loan Parties” has the meaning set forth in the First Lien Credit Agreement.

2 “Minimum Equity Value” means an amount no less than $30 million, provided that the same may be reduced to no less than $25 million pursuant to a scale mutually agreed to by the Required Consenting Term Lenders and the Company in the event that the Winning Transaction does not result in Net Sale Proceeds that exceed the Par Plus Value. For the avoidance of doubt, in no event shall the Minimum Equity Value be construed to limit the value that the holders of Existing Common Stock may receive from the Sale Transaction. “Minimum Required Liquidity” means, as of the Sale Closing Date, liquidity in an amount acceptable to the Required Consenting Term Lenders. “Minimum Sale Proceeds Requirement” means Net Sale Proceeds in an amount equal to Par Plus Value. “Net Sale Proceeds” means proceeds of the Winning Transaction in the form of cash and/or takeback debt (excluding any takeback debt in respect of the Revolving Credit Facility) less the sum of: (i) all fees and expenses incurred in connection with the Winning Transaction and (ii) Minimum Equity Value. “New Common Stock” means, a single class of common equity interests issued by Reorganized Cyxtera on the Plan Effective Date. “Par Plus Recovery” means value no less than the Par Plus Value. “Par Plus Value” means, unless otherwise agreed by the Company and the Required Consenting Term Lenders, value equal to the aggregate value of all principal, accrued but unpaid interest, and fees on all (i) Term Loan Claims, (ii) Bridge Facility Claims, and (iii) DIP Claims outstanding as of the Sale Closing Date, if applicable. “Plan Effective Date” means the date on which all conditions precedent to the effectiveness of the Plan have been satisfied or waived in accordance with its terms and this Term Sheet, the RSA, and the other Definitive Documents. “Plan Equity Value” means the equity value of Reorganized Cyxtera as of the Plan Effective Date, calculated in accordance with generally accepted accounting principles “Pre-Packaged Chapter 11 Cases” means Chapter 11 Cases effectuated through confirmation of a Plan, votes for which have been solicited on a prepetition basis and consummation of which shall occur on a Plan Effective Date occurring no later than 60 days after the Petition Date. “Pro Rata” means, as applicable, (i) with respect to recoveries on account of Term Loan Claims and Bridge Facility Claims following a Sale Transaction, the ratio that any Term Loan Claim or Bridge Facility Claim bears to the aggregate amount of all Term Loan Claims and Bridge Facility Claims; or (ii) with

3 respect to recoveries on account of Term Loan Claims or Bridge Facility Claims held by Consenting Term Lenders following a Sale Transaction, the ratio that any Term Loan Claim or Bridge Facility Claim held by any such Consenting Term Lender bears to the aggregate amount of Term Loan Claims and Bridge Facility Claims held by all Consenting Term Lenders. “Required Consenting Term Lenders” means, as of the relevant date, Consenting Term Lenders holding at least two-thirds in aggregate outstanding principal amount of the Term Loan Claims that are held by Consenting Term Lenders. “Sale Enterprise Value” means the pro forma enterprise value of the Company following consummation of the Winning Transaction, calculated in accordance with generally accepted accounting principles, excluding any liabilities arising in connection with Leases that are capital leases. “Sale Equity Distribution” means value no less than the Minimum Equity Value in a form to be determined by the Required Consenting Term Lenders. “Standalone Enterprise Value” means the enterprise value of Reorganized Cyxtera as of the Plan Effective Date, calculated in accordance with generally accepted accounting principles, excluding any liabilities arising in connection with Leases that are capital leases. “Staple Financing Credit Agreement” means the credit agreement governing the terms of the Staple Financing Facility. “Staple Financing Effective Date” means the effective date of the Staple Financing Credit Agreement. “Term Loan Lenders” means the lenders under the Term Loan Facility. “Toggle Date” means, as applicable, (i) the day on which a Toggle Trigger Event occurs or (ii) the day the Company Parties determine, in their reasonable business judgment, and the Required Consenting Term Lenders agree, to toggle to a Recapitalization Transaction. “Unencumbered Assets” means, at any given time, all assets of a given Company Entity or Entities that are not subject to a validly perfected lien, including, without limitation, the equity of all first tier Foreign Subsidiaries (as defined in the First Lien Collateral Agreement) of the Loan Parties, deposit account control agreements, and any other asset not previously pledged to secure a loan in favor of the Company.

EXHIBIT C Form of Transfer Agreement The undersigned (“Transferee”) hereby acknowledges that it has read and understands the Restructuring Support Agreement, dated as of __________ (the “Agreement”),1 by and among Cyxtera Technologies, Inc. and its Affiliates and subsidiaries bound thereto and the Consenting Stakeholders, including the transferor to the Transferee of any Company Claims/Interests (each such transferor, a “Transferor”), and agrees to be bound by the terms and conditions thereof to the extent the Transferor was thereby bound, and shall be deemed a [“Consenting Lender”] [“Consenting Sponsor”] under the terms of the Agreement. The Transferee specifically agrees to be bound by the terms and conditions of the Agreement and makes all representations and warranties contained therein as of the date of the Transfer, including the agreement to be bound by the vote of the Transferor if such vote was cast before the effectiveness of the Transfer discussed herein. Date Executed: ______________________________________ Name: Title: Address: E-mail address(es): Aggregate Amounts Beneficially Owned or Managed on Account of: RCF Claims Term Loan Claims Equity Interests 1 Capitalized terms used but not otherwise defined herein shall having the meaning ascribed to such terms in the Agreement.

EXHIBIT D Form of Joinder Agreement The undersigned (“Joinder Party”) hereby acknowledges that it has read and understands the Restructuring Support Agreement, dated as May 4, 2023, by and among the Company Parties and the Consenting Stakeholders (as amended, amended and restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof, the “Agreement”),1 and agrees to be bound by the terms and conditions thereof to the extent that the other Parties are thereby bound, and shall be deemed a [“Consenting Lender”] [“Consenting Sponsor”] under the terms of the Agreement. The Joinder Party specifically agrees to be bound by the terms and conditions of the Agreement and makes all representations and warranties contained therein as of the date this Joinder Agreement is executed and any further date specified in the Agreement. Date Executed: ______________________________________ Name: Title: Address: E-mail address(es): Aggregate Amounts Beneficially Owned or Managed on Account of: RCF Claims Term Loan Claims Equity Interests 1 Capitalized terms used but not otherwise defined herein shall having the meaning ascribed to such terms in the Agreement.